                                                                   EXHIBIT 10.51

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                               AGREEMENT OF MERGER

                                  BY AND AMONG


                              SABRATEK CORPORATION,
                             a Delaware corporation,

                         SBTK I ACQUISITION CORPORATION,
                             an Illinois corporation

                                       AND

                     STRATEGIC REIMBURSEMENT SERVICES, INC.
                             an Illinois corporation



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                                  June 29, 1999

                                TABLE OF CONTENTS

                                                                                                                Page
Section 1.        Basic Transaction...............................................................................1
         1A.      The Merger......................................................................................1
         1B.      Closing.........................................................................................1
         1C.      Actions at the Closing; Effective Time..........................................................1
         1D.      Effect of Merger................................................................................2
         1E.      Notice of Dissenting Shares.....................................................................3
         1F.      Escrow Fund; Procedure..........................................................................3
         1G.      Closing of Transfer Records.....................................................................4
         1H.      Delivery of Merger Consideration to Public Official.............................................4
         1I.      Lost, Stolen or Destroyed Certificates..........................................................4
         1J.      Transferability Restriction.....................................................................4

Section 2.        Conditions of the Obligations of the Buyer and the Transitory Subsidiary at the Closing.........4
         2A.      Representations and Warranties; Covenants.......................................................4
         2B.      Opinion of Counsel to the Target................................................................5
         2C.      Employment Agreements with Principals...........................................................5
         2D.      Termination of Certain Existing Agreements and Release..........................................5
         2E.      Contribution of Indebtedness....................................................................5
         2F.      Regulation D Questionnaire......................................................................5
         2G.      Litigation......................................................................................5
         2H.      Third Party Consents and Approvals..............................................................5
         2I.      Governmental Consents and Approvals.............................................................6
         2J.      Material Adverse Change.........................................................................6
         2K.      Proceedings.....................................................................................6
         2L.      Target Stockholder Approval.....................................................................6
         2M.      Consent of Target Stockholders..................................................................6
         2N.      HSR Approval ...................................................................................6
         2O.      Non-Compete and Non-Solicitation................................................................6
         2P.      Escrow Agreement................................................................................6
         2Q.      Closing Documents...............................................................................6

Section 3.        Conditions of the Obligations of the Target at the Closing......................................7
         3A.      Representations and Warranties; Covenants.......................................................7
         3B.      Registration Rights Agreement...................................................................7
         3C.      Opinion of Counsel to the Buyer.................................................................7
         3D.      Target Stockholder Approval.....................................................................7
         3E.      Litigation......................................................................................7
         3F.      Material Adverse Change.........................................................................7

         3G.      Price of Buyer Stock............................................................................8
         3H.      Governmental Consents and Approvals.............................................................8
         3I.      HSR Approval....................................................................................8
         3J.      Employment Agreements with Principals...........................................................8
         3K.      Escrow Agreement................................................................................8
         3L.      Closing Certificate.............................................................................8

Section 4.        Covenants and Transfer Restrictions.............................................................8
         4A.      General.........................................................................................8
         4B.      Maintenance of Business.........................................................................8
         4C.      Third Party Notices and Consents................................................................9
         4D.      Governmental Notices and Consents...............................................................9
         4E.      Special Target Meeting; Consent of Target Stockholders..........................................9
         4F.      Operation of Business...........................................................................9
         4G.      Full Access....................................................................................11
         4H.      Compliance with Agreements and Laws............................................................11
         4I.      Payment of Obligations.........................................................................11
         4J.      Notice of Developments.........................................................................11
         4K.      Exclusivity....................................................................................11
         4L.      Tax Matters....................................................................................11
         4M.      Press Release and Announcements................................................................12
         4N.      Indemnification................................................................................12
         4O.      Transition.....................................................................................12
         4P.      Audit of Target Financial Statements...........................................................12
         4Q.      Amounts Due to Phillip Mitchell................................................................12

Section 5.        Post-Closing Covenants.........................................................................13
         5A.      Non-Compete; Non-Solicitation..................................................................13
         5B.      Tax Matters....................................................................................14
         5C.      Defined Benefit Plan and Successor Target Plans................................................16
         5D.      Pooling Transfer Restriction...................................................................17
         5E.      Post-Closing Original Signatures...............................................................18

Section 6.        Representations and Warranties Concerning the Target...........................................18
         6A.      Organization, Corporate Power and Licenses.....................................................18
         6B.      Capital Stock and Related Matters..............................................................18
         6C.      Subsidiaries; Investments......................................................................19
         6D.      Authorization; No Breach.......................................................................19
         6E.      Financial Statements...........................................................................19
         6F.      Absence of Undisclosed Liabilities.............................................................20
         6G.      Accounts Receivable............................................................................20
         6H.      Warranty; Certifications.......................................................................21
         6I.      No Material Adverse Effect.....................................................................21


         6J.      Absence of Certain Developments................................................................21
         6K.      Assets.........................................................................................23
         6L.      Tax Matters....................................................................................23
         6M.      Contracts and Commitments......................................................................26
         6N.      Intellectual Property Rights...................................................................29
         6O.      Litigation, etc................................................................................29
         6P.      Brokerage......................................................................................30
         6Q.      Insurance......................................................................................30
         6R.      Employees......................................................................................30
         6S.      ERISA..........................................................................................30
         6T.      Compliance with Laws; Permits; Certain Operations..............................................32
         6U.      Environmental and Safety Matters...............................................................33
         6V.      Affiliated Transactions........................................................................34
         6W.      Customers......................................................................................34
         6X.      Real Property..................................................................................34
         6Y.      Disclosure.....................................................................................35

Section 7.        Representations and Warranties of the Buyer and the Transitory Subsidiary......................35
         7A.      Organization, Power and Authority..............................................................35
         7B.      Authorization; No Breach.......................................................................35
         7C.      Capitalization of the Buyer....................................................................36
         7D.      Capitalization of Transitory Subsidiary........................................................36
         7E.      SEC Reports....................................................................................36
         7F.      Compliance with Laws...........................................................................36
         7G.      Financing the Deal.............................................................................36
         7H.      Litigation.....................................................................................37
         7I.      Brokerage......................................................................................37

Section 8.        Indemnification and Other Agreements...........................................................37
         8A.      Survival of Covenants and Representations and Warranties.......................................37
         8B.      General Indemnification........................................................................38

Section 9.        Definitions....................................................................................41

Section 10.       Termination....................................................................................49
        10A.      Conditions of Termination......................................................................49
        10B.      Effect of Termination..........................................................................50

Section 11.       Miscellaneous..................................................................................50
        11A.      Dispute Resolution.............................................................................50
        11B.      Fees and Expenses..............................................................................51
        11C.      Remedies.......................................................................................52
        11D.      Consent to Amendments..........................................................................52

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
         11E.     Successors and Assigns.........................................................................52
         11F.     Severability...................................................................................53
         11G.     Counterparts...................................................................................53
         11H.     Descriptive Headings; Interpretation...........................................................53
         11I.     Entire Agreement...............................................................................53
         11J.     No Third-Party Beneficiaries...................................................................53
         11K.     Schedules......................................................................................53
         11L.     Schedules and Exhibits.........................................................................54
         11M.     Governing Law..................................................................................54
         11N.     Notices........................................................................................54
         11O.     No Strict Construction.........................................................................55




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
Exhibits:
--------
Exhibit A         -      Plan of Merger
Exhibit B         -      Articles of Incorporation of the Transitory Subsidiary
Exhibit C         -      Bylaws of the Transitory Subsidiary
Exhibit D         -      Merger Consideration Payments
Exhibit E         -      Escrow Agreement
Exhibit F         -      Escrow Terms
Exhibit G         -      Opinion of Counsel to the Target
Exhibit H         -      Robert C. Gienko Employment Agreement
Exhibit I-1       -      List of Employees to enter into Employment Agreement
                         and Principal Employment Terms
Exhibit I-2       -      Form of Employment Agreement
Exhibit J         -      Form of Release Agreement
Exhibit K         -      Regulation D Questionnaire
Exhibit L         -      Consent of Target Stockholders
Exhibit M         -      Registration Rights Agreement
Exhibit N         -      Opinion of Counsel to the Buyer


                               AGREEMENT OF MERGER


                  THIS AGREEMENT OF MERGER (this "Agreement") is entered into as of June 29, 1999 by and among Sabratek Corporation, a Delaware corporation (the "Buyer"), SBTK I Acquisition Corporation, an Illinois corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and Strategic Reimbursement Services, Inc., an Illinois corporation (the "Target"). The Buyer, the Transitory Subsidiary and the Target are sometimes referred to herein individually as a "Party" and collectively as the "Parties." Certain capitalized terms used herein are defined in Section 9 and in the remaining portions of this Agreement.

                  This Agreement contemplates a transaction in which the Target shall become a wholly-owned Subsidiary of the Buyer through a merger of the Transitory Subsidiary with and into the Target. Stockholders of the Target will receive capital stock of the Buyer, cash and contingent rights to additional capital stock of the Buyer in exchange for their capital stock in the Target.

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties hereby agree as follows:

Section 1.        Basic Transaction.

                  a.        The Merger.  On and subject to the terms and
                       conditions of this Agreement and in accordance with the Business Corporation Act of 1983 of the State of Illinois ("BCA"), the Transitory Subsidiary shall merge with and into the Target (the "Merger") at the Effective Time. Following the Merger, (i) the separate corporate existence of the Transitory Subsidiary shall cease, (ii) the Target shall be the surviving corporation in the Merger (the "Surviv ing Corporation") and shall succeed to and assume all of the rights and obligations of the Transitory Subsidiary in accordance with the BCA and
                       (iii) the Target shall be a wholly-owned Subsidiary of the Buyer.

                  b.        Closing.  The closing of the Merger contemplated
                       hereunder (the "Closing") shall take place at the offices of Kirkland & Ellis, Chicago, Illinois, or at such other place as may be mutually agreeable to the Parties, at 10:00 a.m., local time, on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties are to take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"). The foregoing notwithstanding, the Closing shall be deemed to occur at the Effective Time.

                  c.        Actions at the Closing; Effective Time. Subject to
                       the satisfaction or waiver of the conditions set forth in Sections 2 and 3, at the Closing the Parties shall cause the filing with the Secretary of State of the State of Illinois of a plan of merger with regard to the Merger meeting the requirements of the BCA (the "Plan of Merger") executed in accordance with the BCA. Such Plan of Merger is attached hereto as Exhibit A. The Merger shall become effective at such time as the Plan of Merger is duly filed with the Secretary of State of the State of Illinois or at such later time as is agreed by the Buyer and the Target and specified in the Plan of Merger (the "Effective Time"). The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

                  d.        Effect of Merger.

                  i.        General.  The Merger shall have the effects set
                       forth in Section 11.50 of the BCA.

                  ii.       Articles of Incorporation. At the Effective Time,
                       the Articles of Incorporation of the Transitory Subsidiary in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation, without any modification or amendment, except that the name of the Surviving Corporation shall be changed to Strategic Reimbursement Services, Inc. (attached as Exhibit B hereto).

                  iii.      Bylaws. At the Effective Time, the Bylaws of the
                       Transitory Subsidiary in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation, without any modification or amendment, except that the name of the Surviving Corporation set forth therein shall be changed to Strategic Reimbursement Services, Inc. (attached as Exhibit C hereto).

                  iv.       Directors. At the Effective Time, the directors of
                       the Transitory Subsidiary immediately prior to the Effective Time and Robert C. Gienko (the current sole director of the Target) shall become the directors of the Surviving Corporation.

                  v.        Conversion of Target Shares.  At and as of the
                       Effective Time,

                       (A) Target Shares held in the treasury of the Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                       (B) Each Target Share (other than any Dissenting Share) of each particular class shall be converted automatically and without any action on the part of the holder thereof into the following rights, subject to the subsequent provisions of this Section 1, and shall have no other rights:

                            (i) the right to receive the applicable Closing Stock Consideration per Target Share as set forth on Exhibit D attached hereto; and

                            (ii) the right, subject to the terms and conditions
                                 of this Agreement, to receive the applicable
                                 Escrow Stock Consideration per Target Share as set forth on Exhibit D attached hereto.

                       (C) Each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the BCA; provided, that each Dissenting Share which after the Effective Time ceases to be a Dissenting Share shall thereupon be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration for such share, without interest thereon.

                            From and after the Effective Time, all Target Shares converted in accordance with Section 1D(v)(B) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such Target Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without any interest thereon.

                  vi.       Conversion of Capital Stock of the Transitory
                       Subsidiary. At the Effective Time, each share of Common Stock, par value $0.01 per share, of the Transitory Subsidiary shall be converted automatically and without any action on the part of the holder thereof into one share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

                  e.        Notice of Dissenting Shares. The Target shall give
                       the Buyer (i) prompt notice of any demand of appraisal rights received by the Target prior to or at the Special Target Meeting and (ii) the opportunity to direct all negotiations and proceedings with respect to the appraisal rights and any related demand of any Dissenting Stockholder. The Target shall not, without the prior written consent of the Buyer, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate any such demand or proceeding.

                  f.        Escrow Fund; Procedure.  At the Effective Time, the
                       Buyer shall deliver to U.S. Bank Trust National Association (together with any successor thereto pursuant to the Escrow Agreement, the "Escrow Agent") the Escrow Stock Consideration to secure the indemnification rights of the Buyer Parties pursuant to this Agreement. All of the Escrow Stock Consideration so delivered to the Escrow Agent, together with any proceeds of the investment or sale thereof, and any income, dividends or distributions thereon, shall be held, invested, administered and distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement (attached as Exhibit E hereto), and shall be dealt with by the Buyer and the Target Stockholders Representative in accordance with Exhibit F attached hereto. The Buyer and the Target acknowledge that income earned with respect to the assets held in the Escrow Fund shall be attributed for Tax purposes to the Target Stockholders, who shall be responsible for filing all necessary Tax Returns with respect thereto and for the payment of all Taxes thereon and related thereto.

                  g.        Closing of Transfer Records. After the Effective
                       Time, transfers of Target Shares shall not be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates representing Target Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration set forth in this Section 1 deliverable in respect thereof pursuant to this Agreement in accordance with the procedures contemplated by this Section 1.

                  h.        Delivery of Merger Consideration to Public Official.
                       None of the Buyer, the Transitory Subsidiary, the Target, the Surviving Corporation or any other Person shall be liable to any former holder of Target Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  i.        Lost, Stolen or Destroyed Certificates. If any
                       certificate representing Target Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration as contemplated by this Section.

                  j.        Transferability Restriction. The right of a Target
                       Stockholder to receive any Escrow Stock Consideration shall not be sold, assigned, pledged, transferred or otherwise disposed of (a "Transfer") by any Target Stockholder, except by will, judicial order or the laws of descent and distribution or intestacy. Any Transfer in violation of this Section 1J shall be null and void.

                  This Section 1 and the defined terms used in this Section (which are defined in Section 9) shall constitute the plan of merger contemplated by Article 11 of the BCA.

Section 2.             Conditions of the Obligations of the Buyer and the
                  Transitory Subsidiary at the Closing. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the transactions contemplated hereby is subject to satisfaction as of the Closing of the following conditions:

                  a.        Representations and Warranties; Covenants.  The
                       representations and warranties contained in Section 6 hereof (taking into account the exceptions referred to in the introduction to such Section) shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except for the effects of actions contemplated herein or permitted hereunder prior to the Closing, and the Target shall have performed in all material respects all of the covenants required to be performed by the Target hereunder on or prior to the Closing.

                  b.        Opinion of Counsel to the Target. The Buyer shall
                       have received from Sonnenschein Nath & Rosenthal, special counsel to the Target, an opinion substantially in the form attached hereto as Exhibit G which shall be addressed to the Buyer and dated as of the Closing Date.

                  c.        Employment Agreements with Principals. The Target
                       shall have entered into an employment agreement with Robert C. Gienko substantially in the form attached hereto as Exhibit H and with each of the individuals listed on Exhibit I-1 (and on the certain respective principal terms also set forth thereon) substantially in the form attached hereto as Exhibit I-2, and each of such employment agreements shall be in full force and effect as of the Closing.

                  d.        Termination of Certain Existing Agreements and
                       Release. All agreements, contracts and understandings between any of the stockholders of the Target and their Affiliates, on the one hand (including any employment, change of control, severance or similar agreement), and the Target, on the other hand, shall have been canceled or terminated without any liability to the Target, and all of the stockholders of the Target shall have executed and delivered to the Target a release of all past, present and future liabilities and obligations (other than any Indebtedness) of the Target to the stockholders of the Target and their Affiliates substantially in the form attached hereto as Exhibit J (the "Release"), and such Release shall be in full force and effect as of the Closing.

                  e.        Contribution of Indebtedness. There shall have been
                       contributed to the capital of the Target all Indebtedness of the Target to each of the stockholders of the Target and their Affiliates in form and substance reasonably satisfactory to the Buyer. Such contributions are intended to be contributions to capital as contemplated by Section 108(e)(6) of the Code.

                  f.        Regulation D Questionnaire. Each of the stockholders
                       of the Target shall have delivered to the Buyer a fully completed and duly executed Regulation D Questionnaire in form and substance as attached hereto as Exhibit K.

                  g.        Litigation. No suit, action or other proceeding
                       shall be pending before any court or governmental or regulatory official, body or authority or threatened seeking to restrain or prohibit (or seeking damages in connection with) the transactions contemplated hereby or that would have a Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                  h.        Third Party Consents and Approvals.  The Target
                       shall have received or obtained all third party consents and approvals that are necessary for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract, agreement or document required to be listed on the Target Disclosure Schedule corresponding to Section 6D and which is expressly indicated on the Target Disclosure Schedule as being subject to this closing condition (collectively, the "Third Party Approvals"), in each case on terms and conditions reasonably satisfactory to the Buyer.

                  i.        Governmental Consents and Approvals. The Parties
                       shall have received or obtained all governmental and regulatory consents, permits and approvals (and shall have made all filings) that are necessary for the consummation of the transactions contemplated hereby (collectively, the

                       "Government Approvals"), in each case on terms and conditions reasonably satisfactory to the Buyer.

                  j.        Material Adverse Change. Since the date of this
                       Agreement, there shall have been no material adverse change or development in the business, financial condition, operating results, assets, operations, cash flow or net worth of the Target.

                  k.        Proceedings. All corporate and other proceedings
                       taken or required to be taken by the Target at or prior to the Closing in connection with the transactions contemplated hereby shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel.

                  l.        Target Stockholder Approval.  The Target shall have
                       received the Requisite Stockholder Approval in relation to this Agreement and the Plan of Merger.

                  m.        Consent of Target Stockholders. All of the Target
                       Stockholders shall have duly entered into a written consent substantially in the form attached hereto as Exhibit L (the "Consent").

                  n.        HSR Approval. All applicable waiting periods (and
                       any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

                  o.        Non-Compete and Non-Solicitation. Each stockholder
                       of the Target (other than Phillip Mitchell) shall have agreed to be bound by the non-compete, non-solicitation and other restrictions contemplated by Section 5A of this Agreement, and each such stockholder shall have duly executed the signature page hereto labeled "Non-Compete Signature Page to Agreement of Merger."

                  p.        Escrow Agreement. The Buyer, the Escrow Agent and
                       the Target Stockholders Representative shall have entered into the Escrow Agreement, and such agreement shall be in full force and effect as of the Closing.

                  q.        Closing Documents. At the Closing, the Target shall
                       have delivered to the Buyer all of the following documents:

                  i.        a certificate of an officer of the Target, dated the
                       Closing Date, stating that the conditions specified in
                       Section 1 and Sections 2A through 2M, have been fully satisfied;

                  ii.       certified copies of the resolutions duly adopted by
                       the board of directors of the Target authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby;

                  iii.      certified copies of the articles of incorporation
                       and the bylaws of the Target, each as in effect at the Closing;

                  iv.       copies of all Third Party Approvals and Governmental
                       Approvals; and

                  v.        good standing certificates of the Target from its
                       jurisdiction of incorporation and each jurisdiction in which the Target is qualified to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date.

         Any condition specified in this Section 2 may be waived if consented to in writing by the Buyer at or prior to the Closing. All deliveries made at the Closing shall be deemed to be simultaneously made, and no party shall be obligated to consummate the transactions contemplated by this Agreement unless and until all deliveries required hereunder have been fully made.

Section 3.             Conditions of the Obligations of the Target at the
                  Closing. The obligations of the Target to consummate the transactions contemplated hereby is subject to the satisfaction as of the Closing of the following conditions:

                  a.        Representations and Warranties; Covenants.  The
                       representations and warranties contained in Section 7 hereof (taking into account the exceptions referred to in the introduction to such Section) shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except for the effects of actions contemplated herein or permitted hereunder prior to the Closing, and the Buyer shall have performed in all material respects all of the covenants required to be performed by the Buyer hereunder at or prior to the Closing.

                  b.        Registration Rights Agreement. The Buyer shall have
                       entered into the Registration Rights Agreement, substantially in the form attached hereto as Exhibit M, and such agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

                  c.        Opinion of Counsel to the Buyer. The Target shall
                       have received from Kirkland & Ellis, special counsel to the Buyer, an opinion substantially in the form attached hereto as Exhibit N, which shall be addressed to the Target and dated as of the Closing Date.

                  d.        Target Stockholder Approval.  The Target shall have
                       received the Requisite Stockholder Approval in relation to this Agreement and the Plan of Merger.

                  e.        Litigation. No suit, action or other proceeding
                       shall be pending before any court or governmental or regulatory official, body or authority seeking to restrain or prohibit the transactions contemplated hereby, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                  f.        Material Adverse Change. Since the date of this
                       Agreement, there shall have been no material adverse change or development in the business, financial condition, operating results, assets, operations, cash flow or net worth of the Buyer.

                  g.        Price of Buyer Stock. The closing price of Buyer
                       Stock on the principal market for such stock on the trading day immediately preceding the Closing Date shall not be less than $13.00.

                  h.        Governmental Consents and Approvals. The Parties
                       shall have received or obtained all Governmental Approvals that are necessary for the consummation of the transactions contemplated hereby.

                  i.        HSR Approval. All applicable waiting periods (and
                       any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

                  j.        Employment Agreements with Principals. The Target
                       shall have entered into an employment agreement with Robert C. Gienko substantially in the form attached hereto as Exhibit H and with each of the individuals listed on Exhibit I-1 (and on the certain respective principal terms also set forth thereon) substantially in the form attached hereto as Exhibit I-2, and each of such employment agreements shall be in full force and effect as of the Closing.

                  k.        Escrow Agreement. The Buyer, the Escrow Agent and
                       the Target Stockholders Representative shall have entered into the Escrow Agreement, and such agreement shall be in full force and effect as of the Closing.

                  l.        Closing Certificate. The Buyer shall have delivered
                       to the Target a certificate of an officer of the Buyer, dated the Closing Date, stating that the conditions specified in Sections 3A, 3D, 3E and 3F have been fully satisfied.

         Any condition specified in this Section 3 may be waived if consented to in writing by the Target. All deliveries made at the Closing shall be deemed to be simultaneously made, and no party shall be obligated to consummate the transactions contemplated by this Agreement unless and until all deliveries required hereunder have been fully made.

Section 4.           Covenants and Transfer Restrictions.

                  a.        General. Each of the Parties shall use reasonable
                       best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement. At the Closing, the applicable Parties shall execute and deliver the agreements and instruments contemplated hereby to be executed and delivered at the Closing.

                  b.        Maintenance of Business.  The Target shall (i)
                       maintain its assets in good operating condition and repair (normal wear and tear excepted), (ii) maintain insurance reasonably comparable to that in effect on the date of the Latest Balance Sheet, (iii) maintain inventory and supplies at customary operating levels consistent with current practices, and replace in accordance with past practice any inoperable, worn out or obsolete assets with assets of comparable quality, (iv) maintain its books, accounts and records in accordance with past custom and practice as used in the preparation of the Latest Balance Sheet and the financial statements described in Section 6E below and (v) maintain in full force and effect the existence of all Intellectual Property Rights. The Target shall collect amounts due to the Target and pay amounts owing by the Target only in the ordinary course of business consistent with past practice. The Target shall not offer or accept any discounts with respect to the collection of accounts receivable and other rights to payment other than in the ordinary course of business consistent with past practice.

                  c.        Third Party Notices and Consents. The Target shall
                       give all required notices to third parties and use reasonable best efforts to obtain any required third party consents in connection with the matters contemplated by this Agreement.

                  d.        Governmental Notices and Consents. Each of the
                       Parties shall give any notices to, make any filings with, and use reasonable best efforts to obtain, any authorizations, consents and approvals of governments and governmental agencies in connection with the matters contemplated by this Agreement. The Buyer and the Target each acknowledge that the Notification and Report Forms and related material that are required to be filed with the Federal Trade Commission and the Antitrust Division of the

                       United States Department of Justice under the Hart-Scott-Rodino Act have already been filed as so required, will use their reasonable best efforts to obtain an early termination of the applicable waiting period under the Hart-Scott-Rodino Act upon the election of the Buyer in its sole discretion (in the event of such election by the Buyer, the Target and the Buyer shall each promptly file with the appropriate government agencies any necessary or appropriate letters and other forms to request such early termination) and will make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith.

                  e.        Special Target Meeting; Consent of Target
                       Stockholders. The Target shall use its reasonable best efforts to obtain the approval of this Agreement and the Plan of Merger by the Target Stockholders in accordance with its charter and bylaws and the BCA on the date of this Agreement. The board of directors of the Target shall unanimously recommend adoption of this Agreement and the Plan of Merger by the Target Stockholders in connection with the solicitation of such approval. In addition, each of the Target Stockholders shall enter into the Consent on or prior to the date of this Agreement.

                  f.        Operation of Business. The Target shall operate its
                       business only in the usual and ordinary course of business consistent with past practice and use reasonable best efforts to preserve the goodwill and organization of its business and the relationships with its customers, suppliers, employees and other Persons having business relations with the Target. Without limiting the generality of the foregoing, prior to the Closing, the Target shall not:

                  i.        take or omit to take any action that would require
                       disclosure under Section 6J below; provided that notwithstanding clauses (iv) and (viii) of Section 6J, the Target may declare and pay (x) bonuses to its employees and (y) distributions of cash to its stockholders so long as the Target has at Closing (i) at least $750,000 of cash and/or other immediately available funds, (ii) at least $2.1 million of accounts receivable (not including any contingent rights to payment for services rendered by the Target) and (iii) at least $18 million of contingent rights to payment for services rendered by the Target (not including any accounts receivable); provided further that if the Target at the Closing has cash and/or other immediately available funds, accounts receivable or contingent rights to payment in an amount less than the respective minimum amount set forth above in this sentence, then the number of shares of Buyer Stock which comprises the Closing Stock Consideration shall be reduced by a number equal to
                       (i) an amount equal to the aggregate of all such shortfalls divided by (ii) $16.50, rounded up to the nearest whole number.

                  ii.       take any action or omit to take any action which act
                       or omission would to have a Material Adverse Effect;

                  iii.      (a) enter into any contract out of the ordinary
                       course of business or restricting in any material respect the conduct of its business, (b) make any loans or Investments (other than advances to the Target's employees in the ordinary course of business consistent with past custom and practice), (c) increase any officer's or employee's compensation, incentive arrangements or other benefits, except for increases or bonuses made in the ordinary course of business consistent with past custom and practice, (d) redeem, purchase or otherwise acquire directly or indirectly any of its issued and outstanding capital stock, or any outstanding rights or securities exercisable or exchangeable for or convertible into its capital stock (except for the transactions contemplated by this Agreement) or make any distribution or dividend to any of its shareholders or other Persons (other than to Phillip Mitchell as contemplated by Section 4Q), (e) amend its articles of incorporation or bylaws or issue or agree to issue any capital stock or any rights to acquire, or securities convertible into or exchangeable for, any of its capital stock, (f) directly or indirectly engage in any transaction, arrangement or contract with any officer, director, shareholder or other insider or Affiliate of the Target which is not in the ordinary course of business consistent with past practice and at arm's length, (g) execute any guaranty, issue any debt or borrow any money or (h) buy or sell any assets out of the ordinary course of business consistent with past practice;

                  iv.       enter into any transaction, arrangement or contract
                       except on an arm's-length basis in the ordinary course of business consistent with past custom and practice; or

                  v.        extend, renew or enter into any material contract,
                       agreement or arrangement except upon the prior approval of the chief executive officer or the chief financial officer of the Buyer.

                  Notwithstanding the foregoing, nothing in this Section 4F shall prohibit the Target from taking any action or omitting to take any action as required or as expressly contemplated by this Agreement.

                  g.        Full Access. The Target shall afford, and cause its
                       officers, directors, employees, attorneys, accountants and other agents to afford, to the Buyer and its accounting, legal and other representatives, full and complete access at all reasonable times and during normal business hours to the Target's personnel and to business, financial, legal, tax, compensation and other data and information concerning the Target's affairs and operations; provided, that the Buyer shall coordinate all such access through and with the chief executive officer of the Target.

                  h.        Compliance with Agreements and Laws. The Target
                       shall (i) comply with all material obligations pursuant to any material contract or agreement, whether oral or written, express or implied and (ii) comply with all material applicable laws.

                  i.        Payment of Obligations. The Target shall pay and
                       discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon unless contested in good faith by appropriate proceedings) and pay and discharge all claims for labor, materials or supplies in the ordinary course of business consistent with past practice.

                  j.        Notice of Developments.  Each Party shall give
                       prompt written notice to the others in the event its own representations and warranties (in Sections 6 and 7, as applicable, taking into account the exceptions referred to in the introduction to such Section) are discovered to be untrue in any material respect as of the time made or in the event such Party determines that such representations and warranties shall be untrue as if made at and as of the Closing Date. No disclosure by the Target pursuant to this Section 4J, however, shall be deemed to amend or supplement the Target Disclosure Schedule or to cure any misrepresentation or breach of warranty.

                  k.        Exclusivity.  Neither the Target nor any of its
                       representatives, officers, employees, directors or agents shall, directly or indirectly, (i) submit, solicit, initiate or encourage any proposal or offer from any Person (other than the Buyer or the Transitory Subsidiary in connection with the transactions contemplated hereby) or enter into any agreement or accept any offer relating to or consummate any (a) reorganization, liquidation, dissolution or recapitalization of the Target, (b) merger or consolidation involving the Target, (c) purchase or sale of any assets or capital stock (or any rights to acquire, or securities convertible into or exchangeable for, any such capital stock) of the Target (other than in the ordinary course of business consistent with past custom and practice) or (d) similar transaction or business combination involving the Target or its assets (each of the foregoing transactions described in clauses
                       (a) through (d), a "Target Transaction") or (ii) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing. The Target agrees to notify the Buyer immediately if any Person makes any proposal or offer or written inquiry or contact with respect to a Target Transaction.

                  l.        Tax Matters.  Without the prior written consent of
                       the Buyer, which shall not be unreasonably withheld or delayed, the Target shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Target, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Target, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Target or the Buyer.

                  m.        Press Release and Announcements. No press releases
                       or other releases of information related to this Agreement or the transactions contemplated hereby will be issued or released by the Buyer or the Target without the prior consent of the other Party (which consent shall not be unreasonably withheld or delayed), except as is required or appropriate to disclose pursuant to applicable law (including pursuant to securities laws and any reporting requirements thereunder) or court order or in any dispute resolution process contemplated by this Agreement; provided that if disclosure is required or appropriate by the Buyer pursuant to applicable law as contemplated by this sentence, the Buyer shall notify the Target Stockholders Representative prior to any such disclosure and afford the Target Stockholder Representative the opportunity to comment on any such disclosure. Only the Buyer and its representatives shall be permitted to communicate with financial analysts, investors and the press regarding this Agreement and the transactions contemplated hereby; the Parties to this Agreement agree that all such contacts shall be directed to the Buyer.

                  n.        Indemnification. Subsequent to the Effective Time,
                       the Buyer shall not take, or permit to be taken, any action to alter or impair any exculpatory or indemnification provision for the benefit of any individual now existing in the articles of incorporation or bylaws of the Target insofar as such provision relates to any act or inaction by such individual at any time prior to the Effective Time.

                  o.        Transition.  The Target agrees to cooperate with the
                       Buyer, and to use its commercially reasonable efforts, prior to the Closing to facilitate the expedient transition of ownership and operation of the business of the Target to the Buyer at the Closing.

                  p.        Audit of Target Financial Statements. At the
                       election of the Buyer, any financial statements of the Target shall be audited by an independent accounting firm selected by the Buyer, at the sole cost and expense of the Buyer, and the Target shall promptly cooperate in such audit. The Target shall grant such selected accountant access to its books, records, employees and agents and otherwise as customary in connection with a year-end financial statement audit.

                  q.        Amounts Due to Phillip Mitchell. Prior to the
                       Closing, the Target shall reissue and deliver to Phillip Mitchell (and any others similarly situated) all dividend and distribution checks previously issued to but not yet cashed by him as set forth on Schedule 4Q.

                  r.        Transfer Restrictions.  None of the Target
                       Stockholders shall prior to termination of this Agreement (without the express prior written consent of the Buyer) directly or indirectly transfer, sell, assign, give, mortgage, pledge, hypothecate, encumber or otherwise dispose of, or permit to be sold, assigned, encumbered, attached or otherwise disposed of, in any manner, the whole or any part of the Target Shares of such Stockholder, or the certificate or certificates representing the same, or any interest therein, except by will, judicial order or the laws of descent and distribution or intestacy.

Section 5.             Post-Closing Covenants.

                  a.        Non-Compete; Non-Solicitation.

                  i.        Each of the Stockholders of the Target, other than
                       Philip Mitchell (the "Non-Compete Persons"), acknowledge that they are familiar with the trade secrets of the Target and with other Confidential Information concerning the Target, including all (a) inventions, technology and research and development of the Target, (b) customers and clients and customer and client lists of the Target, (c) products (including products under development) and services of the Target and related costs and pricing structures and manufacturing techniques, (d) accounting and business methods and practices of the Target and (e) similar and related Confidential Information and trade secrets of the Target. Each Non-Compete Person further acknowledges that such Person's services have been and shall be of special, unique and extraordinary value to the Target and that each such Person has been substantially responsible for the growth and development of the Target and the creation and preservation of the Target's goodwill. Each Non-Compete

                       Person acknowledges and agrees that the Target would be irreparably damaged if such Person were to provide services to any Person competing with the Target or engaged in a similar business and that such competition by such Non-Compete Person would result in a significant loss of goodwill by the Target. Each Non-Compete Person further acknowledges and agrees that the covenants and agreements set forth in this Section 5A were a material inducement to the Buyer to enter into this Agreement and to perform its obligations hereunder, and that the Buyer would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the Parties if any Non-Compete Person breached the provisions of this
                       Section 5A. Therefore, Robert C. Gienko agrees that until the third anniversary of the Closing and each of Mark Pugh, Steve Fagerman and Kenneth Janowski agree that until the first anniversary of the Closing, such Non-Compete Person shall not directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any other manner engage anywhere in the United States in any business competing with, or similar to, the business conducted and proposed to be conducted by the Target; provided that nothing herein shall prohibit such Non-Compete Person from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded so long such Non-Compete Person has no active participation in the business of such Person. Each Non-Compete Person acknowledges that the geographic restrictions set forth above are reasonable and necessary to protect the goodwill of the Target's business being sold by the Non-Compete Persons pursuant to this Agreement.

                  ii.       For so long as a Non-Compete Person has continuing
                       obligations under Section 5A(i) above, such Person shall not directly, or indirectly through another entity, (a) induce or attempt to induce any employee of the Target to leave the employ of the Target, or in any way interfere with the relationship between the Target and any employee thereof, (b) hire any person who was an employee of the Target at any time during the six month period immediately prior to the date on which such hiring would take place or (c) call on, solicit or service any customer, supplier, licensee, licensor or other business relation of the Target in order to induce or attempt to induce such Person to cease doing business with the Target, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Target (including making any negative statements or communications about the Target).

                  iii.      If, at the time of enforcement of the covenants
                       contained in this Section 5A (the "Restrictive Covenants"), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Each Non-Compete Person has had the opportunity to consult with legal counsel regarding the Restrictive Covenants and has determined and hereby acknowledges that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Target's business and the substantial investment in the Target made by the Buyer hereunder. Each Non-Compete Person further acknowledges and agrees that the Restrictive Covenants are being entered into by such Person solely in connection with the sale of the Target to the Buyer and not directly or indirectly in connection with such Non-Compete Person's employment or other relationship with the Target.

                  iv.       If a Non-Compete Person breaches, or threatens to
                       commit a breach of, any of the Restrictive Covenants, the Target shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Target at law or in equity: the right to apply to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Target and that money damages would not provide an adequate remedy to the Target.

                  b.        Tax Matters.  The following provisions shall govern
                       the allocation of responsibility as between the Buyer and the Target Stockholders for certain tax matters following the Closing Date:

                  i.        Tax Periods Ending on or Before the Closing Date.
                       The Buyer shall prepare or cause to be prepared, in a manner consistent with those of prior tax returns, and file or cause to be filed all Tax Returns for the Target for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Buyer shall permit the Target Stockholders Representative to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Buyer and the Target Stockholders Representative shall use their reasonable best efforts to resolve any disputes regarding any such Tax Returns, and if such parties cannot resolve such dispute between themselves, they shall follow the dispute resolution process set forth in Section 11A. To the extent permitted by applicable law, the Target Stockholders shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by the Target to the Target Stockholders for such periods. The Target Stockholders shall reimburse the Buyer for Taxes of the Target with respect to such periods within 15 days of payment by the Buyer or the Target of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Latest Balance Sheet or as set forth on Schedule 6F.

                  ii.       Tax Periods Beginning Before and Ending After the
                       Closing Date. The Buyer shall prepare or cause to be prepared, in a manner consistent with those of prior tax returns, and file or cause to be filed any Tax Returns of the Target for Tax periods which begin before the Closing Date and end after the Closing Date. The Buyer shall permit the Target Stockholders Representative to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Buyer and the Target Stockholders Representative shall use their reasonable best efforts to resolve any disputes regarding any such Tax Returns, and if such parties cannot resolve such dispute between themselves, they shall follow the dispute resolution process set forth in Section 11A. The Target Stockholders shall pay to the Buyer within 15 days of the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Latest Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Target.

                  iii.      Cooperation on Tax Matters.

                       (1)       The Buyer and the Target Stockholders shall
                            cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Target and Target Stockholders agree
                            (A) to retain all books and records with respect to Tax matters pertinent to the Target relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Target Stockholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Target or the Target Stockholders, as the case may be, shall allow the other party to take possession of such books and records.

                       (2)       The Buyer, the Target Stockholders
                            Representative and the Target Stockholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                       (3)       The Buyer, the Target Stockholders
                            Representative and the Target Stockholders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                  iv.       Tax Sharing Agreements. All tax-sharing agreements
                       or similar agreements with respect to or involving the Target shall be terminated as of the Closing Date and, after the Closing Date, the Target shall not be bound thereby or have any liability thereunder.

                  v.        Tax Free Transaction. The Parties shall agree to
                       report this transaction as a tax free transaction under
                       Section 368(a) of the Code and to comply with all requirements imposed with regard to such.

                  c.        Defined Benefit Plan and Successor Target Plans. The
                       Buyer acknowledges that the Target maintains the Strategic Reimbursement Services, Inc. Employees' Defined Benefit Pension Plan (the "Defined Benefit Plan") for its current employees.

                  i.        Target will amend the Defined Benefit Plan,
                       effective as of the Closing, or as soon thereafter as practicable after complying with the notice requirement of Section 204(h) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to cease the accrual of benefits and entry of new participants. The Target will further amend the Defined Benefit Plan, effective as of the Closing, to provide that excess funds upon termination of the Defined Benefit Plan may not under any circumstances revert to the Employer (as defined in the Defined Benefit Plan); to provide that excess assets upon termination be applied to increase benefits or otherwise reallocated in a nondiscriminatory manner to Participants (as defined in the Defined Benefit
                       Plan) in the Defined Benefit Plan. The Target and/or the Surviving Corporation will terminate the Defined Benefit Plan in a standard termination under Title IV of ERISA effective as soon as reasonably practicable after the Closing after complying with the notice requirements of
                       Section 4041 of ERISA, liquidate the trust for the Defined Benefit Plan; and cause all assets of the Defined Benefit Plan to be applied to the purchase of annuity contracts or otherwise distributed to Participants. Target and/or the Surviving Corporation may further amend the Defined Benefit Plan in such manner consistently with the foregoing as the Target and/or the Surviving Corporation deem appropriate to carry out the termination of the Defined Benefit Plan and to maintain its qualification under section 401(a) of the Code pending and upon its termination.

                  ii.       Effective as of the Closing the Surviving
                       Corporation may at its option (a) adopt for the benefit of its eligible employees the 401(k) plan of the Buyer, or (b) adopt for the benefit of its eligible employees a qualified defined contribution plan (as defined in Section 414(i) of the Code on such terms as the Surviving Corporation deems appropriate or (c) a combination of (a) and (b). Any such employee benefit plan shall recognize service with the Target before the Closing as service with the employer for purposes of eligibility and (if relevant) vesting.

                  d.        Pooling Transfer Restriction.  The Target and each
                       Target Stockholder expressly acknowledges and agrees that the acquisition of the Target by the Buyer will be accounted for as a pooling-of-interests transaction for financial, accounting and regulatory purposes in accordance with GAAP and the rules and regulations of the SEC governing pooling. Therefore, no Target Stockholder shall sell, transfer or otherwise dispose of any Buyer Shares owned by such Stockholder until such time as financial statements/information that includes at least 30 days of combined operations of the Target and Buyer after the Closing Date shall have been publicly reported by the Buyer (and no such transfer has occurred in the 30 day period prior to the date of this Agreement); provided that the Buyer shall issue a press release which contains such requisite financial statements/information and file a report with the SEC on Form 8-K with respect thereto as soon as possible after the Closing, but in any event not more than 45 days after the Closing Date, unless agreed to in writing by the Buyer and the Target Stockholders Representative. The transfer restrictions set forth in this Section shall not apply to a sale, transfer or other disposition of Buyer Stock if, prior to such disposition, such Target Stockholder delivers to the Buyer the written opinion of a nationally recognized independent public accounting firm to the effect that: (i) the disposition contemplated by such Target Stockholder will not cause the acquisition of the Target not to be treated as a pooling-of-interest transaction for financial, accounting and regulatory purposes in accordance with GAAP and the rules and regulations of the SEC governing pooling (the "SEC Pooling Rules"); or (ii) the disposition contemplated by such Target Stockholder will not affect the treatment by the Buyer of the acquisition of the Target because the SEC Pooling Rules do not permit pooling-of-interest accounting. The foregoing restriction on transfers by the Target Stockholders shall be in addition to, and not in lieu of, any securities law restrictions or any restrictions set forth in this or any other Agreement. The Target represents and warrants that its has not taken any action which would adversely affect the ability of the Buyer to account for the acquisition as a pooling-of-interests transaction for financial, accounting and regulatory purposes in accordance with GAAP and the rules and regulations of the SEC governing pooling, and shall not take any such action prior to the Closing.

                  e.        Post-Closing Original Signatures. The Target
                       Stockholders Representative shall secure and deliver to the Buyer as promptly as practicable after the Closing originally executed signature pages to each of this Agreement and the other agreements and documents contemplated hereby which are executed at the Closing by facsimile from each applicable Target Stockholder, and each Target Stockholder hereby covenants and agrees to promptly so cooperate.

Section 6.             Representations and Warranties Concerning the Target. The
                  Target represents and warrants to the Buyer and the Transitory Subsidiary that, subject to the exceptions set forth in any section of the Target Disclosure Schedule, the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

                  a.        Organization, Corporate Power and Licenses.  The
                       Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and is qualified to do business in the State of California. The Target possesses all requisite corporate power and authority necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Target's articles of incorporation and bylaws which have been furnished to the Buyer's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. Robert C. Gienko is the sole director of the Target.

                  b.        Capital Stock and Related Matters.

                  i.        The authorized capital stock of the Target consists
                       of 5,000 shares of Class A Stock and 5,000 shares of Class B Stock, of which 755 shares of Class A Stock and 245 shares of Class B Stock are issued and outstanding and are held of record as set forth on the Target Disclosure Schedule corresponding to this Section. As of the date hereof and as of immediately prior to the Closing, all of the outstanding shares of the Target's capital stock are or shall be validly issued, fully paid and nonassessable.

                  ii.       Except as set forth in the immediately preceding
                       sentence, the Target does not have and as of the Closing Date will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. The Target is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, other than as expressly provided in this Agreement.

                  iii.      Except for the Shareholders Agreement, dated as of
                       October 1, 1995, by and among the Target, Robert C. Gienko and certain other stockholders of the Target, there are no statutory or contractual shareholder preemptive rights or rights of first refusal or other similar restrictions with respect to the Target Shares. The Target has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock. There are no agreements, instruments or other documents defining the rights of, or granting rights to, the Target's securityholders. There are no agreements or understandings binding on the Target or its shareholders with respect to the voting or transfer of the Target's capital stock or with respect to any other aspect of the Target's governance.

                  c.        Subsidiaries; Investments. The Target does not have
                       any Subsidiaries. The Target does not own or hold the right to acquire any shares of stock or any other security or interest in any other Person. The Target has never had any Subsidiaries. The Target does not have any obligation to make any additional Investments in any Person.

                  d.        Authorization; No Breach.

                  (i)       The execution, delivery and performance of this
                       Agreement and all of the other agreements and instruments contemplated hereby to which the Target is a party, have been duly authorized by the Target. This Agreement and all of the other agreements and instruments contemplated hereby to which the Target is a party constitute valid and binding obligations of the Target, enforceable in accordance with their respective terms, and when executed and delivered by the Target in accordance with the terms hereof shall each constitute a valid and binding obligation of the Target, enforceable in accordance with their respective terms.

                  (ii)      The execution and delivery by the Target of this
                       Agreement and all other agreements and instruments contemplated hereby to which the Target is or will become a party, the fulfillment of and compliance with the respective terms hereof and thereof by the Target do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon the Target's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under,
                       (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, the Target's articles of incorporation or bylaws, or any agreement, instrument, order, judgment or decree to which the Target is subject, or to the knowledge of the Target, any law, statute, rule or regulation to which the Target is subject. Except as expressly set forth herein, the Target is not a party to or bound by any written or oral agreement or understanding with respect to a Target Transaction other than this Agreement, and the Target has terminated all discussions with third parties (other than the Buyer) regarding Target Transactions.

                  e.        Financial Statements. Attached hereto as the
                       Financial Statements Schedule are the following financial statements:

                  i.        the unaudited balance sheets of the Target as of
                       December 31, 1997 and December 31, 1998 and the related statement of income for the fiscal years then ended (cash basis only); and

                  ii.       the unaudited balance sheet of the Target as of May
                       31, 1999 (the "Latest Balance Sheet"), and the related statements of income for the month then ended (cash basis only).

Each of the foregoing financial statements (including in all cases the notes thereto, if any), is accurate and complete in all material respects, is consistent with the books and records of the Target (which, in turn, are accurate and complete in all material respects) and fairly presents the financial condition and operating results of the Target.

                  f.        Absence of Undisclosed Liabilities.

                  i.        To the knowledge of the Target, the Target does not
                       have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted), other than: (i) liabilities set forth on the liabilities side of the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from noncompliance with any applicable laws, breach of contract, breach of warranty (in excess of any warranty reserve specifically established with respect thereto and included on the Latest Balance Sheet), tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the schedules referred to in this Section 6.

                  ii.       The Target does not have any obligation or liability
                       (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) which would have a Material Adverse Effect, other than: (i) liabilities set forth on the liabilities side of the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from noncompliance with any applicable laws, breach of contract, breach of warranty (in excess of any warranty reserve specifically established with respect thereto and included on the Latest Balance Sheet), tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the schedules referred to in this
                       Section 6.

                  g.        Accounts Receivable.  All accounts receivable of the
                       Target and all rights and contingent rights to receive payment for services rendered by the Target reflected on the books and records of the Target as of the date hereof and all accounts receivable and all rights and contingent rights to receive payment for services rendered by the Target to be reflected on the books and records of the Target as of the Closing Date are or shall be valid receivables, rights, contingent rights or the equivalent of the Target arising in the ordinary course of business, and to the knowledge of the Target, are or shall be current and collectible, subject to no valid counterclaims or setoffs, at the aggregate recorded amount therefor as shown on the books and records of the Target as of the Closing Date, as the case may be, upon satisfaction if applicable of the respective contingency. To the knowledge of the Target, no Person has any Lien on such receivables or rights or contingent rights to payment of the Target or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables.

                  h.        Warranty; Certifications.  All services rendered by
                       the Target have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and to the knowledge of the Target, the Target does not have any liability (and, to the Target's knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any such liability) for damages in connection therewith in excess of any warranty reserve specifically established with respect thereto and included on the Latest Balance Sheet. No services rendered by the Target are subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of such service consistent with past practice (including as a result of any course of conduct between the Target and any Person or as a result of any statements in any of the Target's product or promotional literature). The Target Disclosure Schedule corresponding to this Section includes copies of such standard terms and conditions of service for the Target (containing applicable guaranty, warranty and indemnity provisions). The Target has not been notified in writing of any claims for (and the Target has no knowledge of any threatened claims for) any extraordinary product returns, warranty obligations or product services relating to any of its products or services.

                  i.        No Material Adverse Effect. Since December 31, 1998,
                       there has occurred no fact, event or circumstance to the knowledge of the Target which has had or would reasonably be expected to have a Material Adverse Effect.

                  j.        Absence of Certain Developments. Except as set forth
                       on the Target Disclosure Schedule and except as expressly contemplated by this Agreement since December 31, 1998, the Target has not:

                  i.        issued any notes, bonds or other debt securities or
                       any capital stock or other equity securities or any securities or rights convertible, exchangeable or exercisable into any capital stock or other equity securities;

                ii.         borrowed any amount or incurred or become subject to
                       any material liabilities, except current liabilities incurred in the ordinary course of business consistent with past practice;

                iii.        discharged or satisfied any material Lien or paid
                       any material obligation or liability, other than current liabilities paid in the ordinary course of business;

                iv.         declared, set aside or made any payment or
                       distribution of cash or other property to any of the Target's shareholders with respect to such shareholder's capital stock or other equity securities or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);

                v.          mortgaged or pledged any of its properties or assets
                       or subjected them to any Lien, except for Permitted Encumbrances;

                vi.         sold, assigned, transferred, leased, licensed or
                       otherwise encumbered any of its tangible assets, except in the ordinary course of business consistent with past practice, or canceled any material debts or claims;

                vii.        sold, assigned, transferred, leased, licensed or
                       otherwise encumbered any Intellectual Property Rights or other intangible assets, disclosed any material proprietary Confidential Information to any Person (other than to the Buyer or the Transitory Subsidiary and other than in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or abandoned or permitted to lapse any Intellectual Property Rights;

                viii.       made or granted any bonus or any wage or salary
                       increase to any employee or group of employees (except as required by pre-existing contracts described on the Target Disclosure Schedule), or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

                ix.         suffered any extraordinary losses or waived any
                       rights of material value (whether or not in the ordinary course of business or consistent with past practice) in excess of $50,000 in the aggregate;

                  x.          made capital expenditures or commitments therefor
                         that aggregate in excess of $100,000;

                  xi.         delayed or postponed the payment of any accounts
                         payable or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or accelerated the collection of any accounts or notes receivable, other than in the ordinary course of business consistent with past practice;

                  xii.        made any loans or advances to, guarantees for the
                         benefit of, or any Investments in, any Persons (other than advances to the Target's employees in the ordinary course of business consistent with past practice);

                  xiii.       made any charitable contributions or pledges
                         exceeding in the aggregate $10,000;

                  xiv.        suffered any damage, destruction or casualty loss
                         exceeding in the aggregate $100,000, not covered by insurance;

                  xv.         made any change in any method of accounting or
                         accounting policies, other than those required by GAAP which have been disclosed in writing to the Buyer, or made any write-down in the value of its inventory that is material or that is other than in the usual, regular and ordinary course of business consistent with past practice;

                  xvi.        made any Investment in or taken any steps to
                         incorporate any Subsidiary;

                  xvii.       amended its articles of incorporation, bylaws or
                         other organizational documents;

                  xviii.      entered into any agreement or arrangement
                         prohibiting or restricting it from freely engaging in any business or otherwise restricting the conduct of its business;

                  xix.        entered into any contract other than in the
                         ordinary course of business consistent with past practice, entered into any other material transaction, whether or not in the ordinary course of business or consistent with past practice, or materially changed any business practice; or

                  xx.         agreed, whether orally or in writing, to do any of
                         the foregoing.

                  k.          Assets.

                  i.          The Target has good and valid title to, a valid
                          leasehold interest in, or a valid license to use, the properties and assets, tangible or intangible, used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Permitted Encumbrances.

                  ii.         All of the Target's buildings, equipment,
                          machinery, fixtures, improvements and other tangible assets (whether owned or leased) are in good condition and repair (ordinary wear and tear excepted) and are fit for use in accordance with past practice and in the ordinary course of the Target's business as presently conducted and as presently proposed to be conducted. To the knowledge of the Target, all such assets have been installed and maintained in all material respects in accordance with all applicable laws, regulations and ordinances.

                  iii.        The Target owns, has a valid leasehold interest
                          in, or has a valid license to use, all of the material assets, properties and rights, whether tangible or intangible, necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

                  l.          Tax Matters.

                  i.          The Target has filed all material Tax Returns
                          which it is required to file under applicable laws and regulations, and such Tax Returns are complete and correct in all material respects and have been prepared in compliance in all material respects with all applicable laws and regulations. The Target has paid all Taxes due and owing by it (whether or not such Taxes are shown or required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party.

                  ii.         Except as set forth on the Target Disclosure
                          Schedule corresponding to this Section:

                          (1)     the Target has not waived any statute of
                              limitations with respect to any Taxes or agreed to any extension of time for filing any Tax Return which has not been filed; and the Target has not consented to extend to a date later than the date hereof the period in which any Tax may be assessed or collected by any taxing authority;

                          (2)      since December 31, 1998, the Target has not
                               incurred any liability for Taxes other than in the ordinary course of business;

                          (3)      the Tax Returns of the Target are closed for
                               all tax years through December 31, 1992;

                          (4)      to the knowledge of the Target, no foreign,
                               federal, state or local Tax audits or
                               administrative or judicial Tax proceedings are pending or being conducted with respect to the Target;

                          (5)      the Target has not received from any foreign,
                               federal, state or local taxing authority
                               (including jurisdictions where the Target has filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against the Target;

                          (6)      to the knowledge of the Target, there are no
                               material unresolved questions or claims
                               concerning the Target's Tax liability;

                          (7)      the Target has never received any claim by a
                               taxing authority in a jurisdiction where the Target does not file Tax Returns that the Target is or may be subject to Taxes assessed by such jurisdiction;

                          (8)      the Target has not been a member of an
                               Affiliated Group or filed or been included in a combined, consolidated or unitary income Tax Return;

                          (9)      the Target is not a party to or bound by any
                               Tax allocation or Tax sharing agreement;

                          (10)     there are no Liens for Taxes (other than for
                               current Taxes not yet due and payable) upon the assets of the Target;

                          (11)     the Target shall not be required to (i) as a
                               result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date, (ii) as a result of any "closing agreement," as described in

                               Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law) executed on or before the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, (iii) as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, or (iv) as a result of any prepaid amount received on or prior to the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date;

                          (12)     the Target has not made any payments, and is
                               not and will not become obligated (under any contract entered into on or before the Closing
                               Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law); and

                          (13)     the Buyer will not be required to deduct and
                               withhold any amount pursuant to Section 1445(a) of the Code upon the Merger.

                  iii.         The Target:

                           (1)     has not made an election under Section
                               341(f) of the Code;

                           (2)     is not presently liable for the Taxes of
                               another Person (1) under Treas. Reg. Section
                               1.1502-6 (or comparable provisions of state, local or foreign law), (2) as a transferee or successor or (3) by contract or indemnity or otherwise;

                           (3)     has been a validly electing S corporation
                               within the meaning of Sections 1361 and 1362 of the Code at all times during its existence and will be an S corporation up to and including the Closing Date; and

                           (4)     will not be liable for any Tax under Section
                               1374 of the Code in connection with the deemed sale of Target's assets caused by the Section 338(h)(10) Election, and has not, in the past 10 years, (A) acquired assets from another corporation in a transaction in which Target's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

                  m.           Contracts and Commitments.

                  i.           Except as set forth on the Target Disclosure
                          Schedule, the Target (or to the knowledge of the president of the Target, any employee of the Target with respect to the business of the Target) is not a party to or bound by any written or oral:

                          (1)      pension, profit sharing, stock option,
                               employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan, arrangement or practice, whether formal or informal;

                          (2)      collective bargaining agreement or any other
                               contract with any labor union, or severance agreements, programs, policies or arrangements;

                          (3)      management agreement, contract for the
                               employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual cash or other compensation in excess of $50,000 or providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby;

                          (4)      material contract or agreement requiring the
                               consent of any party thereto upon a change in control of the Target, containing any provision which would result in a modification of any rights or obligations of any party thereunder upon a change in control of the Target or which would provide any party any remedy (including rescission or liquidated damages) in the event of a change in control of the Target;

                           (5)     contract under which it has advanced or
                               loaned monies to any other Person or otherwise agreed to advance, loan or invest any funds;

                           (6)     agreement or indenture relating to borrowed
                               money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Target or any letter of credit arrangements;

                          (7)       guaranty of any obligation for borrowed
                               money or otherwise (other than endorsements made for collection in the ordinary course of business);

                          (8)       lease or agreement under which the Target is
                               lessee of or holds or operates any property, real or personal, owned by any other Person, except for any lease of personal property under which the aggregate annual rental payments do not exceed $25,000;

                          (9)       lease or agreement under which the Target is
                               lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Target;

                          (10)      license or royalty agreements, other than
                               any license or royalty agreements related to third party off-the-shelf software;

                          (11)      nondisclosure or confidentiality agreements,
                               other than such entered into with customers in the ordinary course of business and consistent with past practice;

                          (12)      contract or group of related contracts with
                               the same party or group of affiliated parties for the purchase of raw materials, commodities, supplies, products, equipment or other personal property or for the receipt of services under which the undelivered balance of such products and services has a selling price in excess of $50,000;

                          (13)      contract or group of related contracts with
                               the same party or group of affiliated parties for the sale of raw materials, commodities, supplies, products or other personal property or for the furnishing of services under which the undelivered balance of such products or services due from the Target has a selling price in excess of $50,000;

                          (14)      other contract or group of related contracts
                               with the same party or group of affiliated parties continuing over a period of more than six months from the date or dates thereof, not terminable by the Target upon 30 days' or less notice without penalty or involving more than $50,000;

                          (15)      contract relating to the marketing, sale,
                               advertising or promotion of its products;

                           (16)     warranty agreement with respect to products
                                sold or leased (other than any such agreement containing the standard terms and conditions described on the Target Disclosure Schedule corresponding to this Section or indemnity agreement with any supplier under which it is obligated to indemnify such supplier against product liability claims;

                           (17)     agreements relating to the ownership of or
                                investments in any business or enterprise, including investments in joint ventures and minority equity investments;

                           (18)     assignment, license, indemnification or
                                other agreement with respect to any intangible property (including any Intellectual Property Rights);

                           (19)     agreement under which it has granted any
                                Person any registration rights (including demand or piggyback registration rights);

                           (20)     broker, agent, sales representative, sales
                                or distribution agreement or material agreement relating to the export and/or import of any goods or equipment;

                           (21)     power of attorney or other similar agreement
                                or grant of agency;

                           (22)     contract or agreement prohibiting it from
                                freely engaging in any business or competing anywhere in the world; or

                           (23)     other agreement which is material to its
                                operations or business prospects or involves an annual consideration in excess of $50,000, whether or not in the ordinary course of business, other than any agreement specified by paragraphs (a) through (v) above.

                  ii.           All of the contracts, agreements and instruments
                           set forth or required to be set forth on the Target Disclosure Schedule corresponding to this Section and with respect to which the Target does or may recognize sales or revenues and all of the material contracts, agreements and instruments set forth or required to be set forth on the Target Disclosure Schedule corresponding to this Section are valid, binding and enforceable in accordance with their respective terms and shall be in full force and effect in accordance with their terms upon consummation of the transactions contemplated hereby; provided that the representations and warranties set forth in this sentence shall only be to the knowledge of the Target if and to the extent such relate to any regulatory or governmental investigation that is or may become pending that do or would affect whether any such contracts, agreements or instruments are valid, binding and enforceable or are in full force and effect. The Target has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any such contract, agreement or instrument to which the Target is subject; no event has occurred which is controllable by or known to the Target which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Target under any of these contracts, agreements or instruments to which the Target is subject; the Target does not have any present expectation or intention of not fully performing on a timely basis all such obligations required to be performed by the Target under any contract, agreement or instrument to which the Target is subject.

                  iii.         To the knowledge of the Target, all contracts,
                           agreements and instruments set forth or required to be set forth on the Target Disclosure Schedule corresponding to this Section with respect to which the Target does not recognize sales or revenues or which are not material are valid, binding and enforceable in accordance with their respective terms and shall be in full force and effect in accordance with their terms upon consummation of the transactions contemplated hereby. The Target has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any such contract, agreement or instrument to which the Target is subject; no event has occurred which is controllable by or known to the Target which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Target under any of these contracts, agreements or instruments to which the Target is subject; the Target does not have any present expectation or intention of not fully performing on a timely basis all such obligations required to be performed by the Target under any contract, agreement or instrument to which the Target is subject.

                  iv.          The Target does not have any knowledge of any
                           breach or cancellation or anticipated cancellation by the other parties to any contract, agreement, instrument or commitment to which it is a party.

                  v.           The Buyer has been supplied with a true and
                           correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Target Disclosure Schedule corresponding to this Section, together with all amendments, waivers or other changes thereto.

                  n.           Intellectual Property Rights.  (a)  There have
                           been no claims received by the Target asserting the invalidity, misuse or unenforceability of any of the Intellectual Property Rights owned or used by the Target and, to the Target's knowledge, there is no basis for any such claim, (b) the Target has not received any notices of, and has no knowledge of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property Rights (including any demand or request that the Target license any rights from a third party), (c) the conduct of the Target's businesses has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, (d) to the Target's knowledge, the Intellectual Property Rights owned by or licensed to the Target have not been infringed, misappropriated or conflicted by other Persons and (e) the Target has not transferred or otherwise disposed of any Intellectual Property owned or used by it in the two-year period prior to the date of this Agreement. The transactions contemplated by this Agreement will have no material adverse effect on the Target's right, title or interest in and to the Intellectual Property Rights listed on the Target Disclosure Schedule corresponding to this Section and all of such Intellectual Property Rights shall be owned or available for use by the Target on substantially identical terms and conditions immediately after the Closing.

                  o.           Litigation, etc.  There are no (and, during the
                           two years preceding the date hereof, there have not been any) actions, suits, proceedings (including any arbitration proceedings) or orders pending against or affecting the Target, or to the knowledge of the Target, investigations or claims pending or threatened against or affecting the Target (or to the actual knowledge of the president of the Target, pending or threatened against or affecting any of the officers, directors, employees or past or current clients or customers of the Target with respect to the business or proposed business activities of the Target), or pending or threatened by the Target against any Person, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); the Target is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries; and, to the Target's knowledge, there is no basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Target's employees, their use in connection with the Target's businesses of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. The Target is not subject to any judgment, order or decree of any court or other governmental agency. To the actual knowledge of the president of the

                           Target, there are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or threatened against or affecting any past or current client or customer of the Target that would reasonably be expected to have an adverse impact on the Target or its receivables or revenues.

                  p.           Brokerage. There are and shall be no claims for
                           brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Target is a party or to which the Target is subject.

                  q.           Insurance. The Target Disclosure Schedule
                           corresponding to this Section contains a description of each insurance policy maintained by the Target with respect to its properties, assets and business, and each such policy shall be in full force and effect as of the Closing. The Target is not in default with respect to its obligations under any insurance policy maintained by it, and the Target has never been denied insurance coverage. The Target has no self-insurance or co-insurance programs.

                  r.           Employees.

                  i.           To the Target's knowledge, no executive or key
                           employee of the Target and no group of employees of the Target has any plans to terminate employment with the Target. The Target has no material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). The Target Disclosure Schedule corresponding to this Section contains a correct and complete list of all employees of the Target who are not citizens of the United States and who are not permanent residents of the United States (together with a listing of each such employee's visa status and visa expiration date). None of the Target nor, to Target's knowledge, any of its other employees or consultants are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or other agreement or judgment, decree or order of any court or administrative agency, relating to, affecting or in conflict with the present or proposed business activities of the Target or such Person's duties to the Target, except for agreements between the Target and its present and former employees. The Target has not received any notice alleging that any violation of any such agreements has occurred. The Target Disclosure Schedule corresponding to this Section contains a correct and complete list of all employees and consultants of the Target which have executed and delivered to the Target any (i) agreement providing for the nondisclosure by such Person of any confidential information of the Target or (ii) agreement providing for the assignment or license by such Person to the Target of any

                           Intellectual Property Rights (an "Inventions
                           Agreement"). No current employee or consultant of the Target has excluded works or inventions made prior to his or her employment with the Target from any Inventions Agreement between the Target and such Person.

                  ii.          The Target has provided to the Buyer a true,
                           complete and correct list as of the date of this Agreement of all employees and officers of the Target and their current compensation (salary, bonus and other compensation).

                  s.           ERISA.

                  i.           The Target does not have any obligation to
                           contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in
                           Section 3(37) of ERISA).

                  ii.          The Target does not maintain or have any
                           obligation to contribute to (or any other liability with respect to) any plan or arrangement, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees or any dependents of such employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the Code ("COBRA") or as required under applicable state law).

                  iii.         The Target does not maintain, contribute to or
                           have any actual or potential liability under (or with respect to) any employee plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA), other than the Defined Benefit Plan. The Defined Benefit Plan does not have an "accumulated funding deficiency" as such term is defined in Section 302(a)(2) of ERISA.

                  iv.          The Target does not maintain, contribute to or
                           have any actual or potential liability under (or with respect to) any employee plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

                  v.           Except as set forth on the Target Disclosure
                           Schedule corresponding to this Section under the heading "Other Plans" (the "Other Plans"), the Target does not maintain, contribute to or have any actual or potential liability under (or with respect to) any plan or arrangement providing benefits or remuneration to current or former employees or independent contractors, including any employment contract, bonus or incentive plan, plan for deferred compensation, employee health or other welfare benefit plan, severance arrangement or other material policy, program or arrangement, whether or not terminated. The attached Target Disclosure Schedule corresponding to this Section sets forth the aggregate amount of bonuses and other incentive compensation reasonably expected to be paid by the Target through the Closing.

                  vi.          The fair market value of the assets of each plan
                           that is a defined benefit plan equals or exceeds the present value of all vested and non-vested benefit liabilities thereunder determined in accordance with applicable PBGC methods, factors and assumptions applicable to a defined benefit plan terminating as of the date of the last actuarial valuation. With respect to each such plan, all required contributions which are due for all periods ending prior to or as of the Closing Date (including periods from the first day of the current plan year to the Closing Date and including all quarterly contributions required in accordance with the Code) shall have been made, and all other contributions have been properly accrued in accordance with acceptable accounting principles. With respect to the Defined Benefit Plan and the Other Plans set forth on the Target Disclosure Schedule corresponding to this Section (the "Plans"), all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued. None of the Plans has any material unfunded liabilities which are not reflected on the most recent actuarial valuation of the Defined Benefit Plan (the "Latest Actuarial Valuation") in the case of the Defined Benefit Plan, or on the Latest Balance Sheet.

                  vii.         The Plans and all related trusts, insurance
                           contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. The Target has timely complied with all reporting and disclosure obligations as they apply to the Plans, and the Target has complied with the requirements of COBRA. To the Target's knowledge, none of the Target or any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which would subject the Target or any trustee or administrator of the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which would subject any such party, to either a civil penalty assessed pursuant to Part 502(i) of ERISA, or any other penalty or excise tax or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or any other penalty or excise tax. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or, to the Target's knowledge, threatened which could result in or subject the Target to any liability and there are no circumstances which would give rise to or be expected to give rise to any such actions, suits or claims.

                  viii.        A favorable determination letter from the
                           Internal Revenue Service has been received by the Target with respect to the Defined Benefit Plan to the effect that it is qualified under Section 401(a) of the Code (including requirements imposed by the Tax Reform Act of 1986 and subsequent legislation), and, to the Target's knowledge, there are no circumstances which would cause the Defined Benefit Plan to lose such qualified status, except for the enactment of subsequent legislation, under which the time for the Defined Benefit Plan to adopt responsive amendments and apply for a favorable determination letter does not expire prior to December 31, 2000.

                  ix.          The Target has provided the Buyer with (a) the
                           most recent favorable determination letter issued with respect to the Defined Benefit Plan, (b) true and complete copies of all documents pursuant to which the Plans are maintained and administered, including the most recent summary plan description and (c) the two most recent annual reports (Form 5500 and attachments) for the Plans.

                  x.           For purposes of this Section 6S, the term
                           "Target" includes all organizations under common control with the Target pursuant to Section 414 of the Code.

                  xi.          The section of the Target Disclosure Schedule
                           corresponding to this Section lists all agreements, contracts, plans and arrangements which would obligate the Target to pay any separation, severance, termination or similar benefit, and, except with respect to vesting and payment of benefits in connection with the termination of the Defined Benefit Plan in accordance with this Section 6S, none of the Plans call for the payment of any benefits or the vesting of any rights in benefits, solely as a result of the Merger or solely as a result of a change in control or ownership within the meaning of
                           Section 280G of the Code.

                  t.           Compliance with Laws; Permits; Certain
                           Operations.

                  i.           The Target has complied in all material respects
                           and is in compliance in all material respects with all material applicable laws, ordinances, codes, rules, requirements and regulations of foreign, federal, state and local governments and all agencies thereof relating to the operation of its business and the maintenance and operation of its properties and assets. No notices have been received by and to the knowledge of the Target no claims have been filed against the Target alleging a violation of any such laws, ordinances, codes, rules, requirements or regulations.

                  ii.          The Target holds and is in compliance with all
                           permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations of all foreign, federal, state and local governmental agencies required for the conduct of its business and the ownership of its properties (including as the same relate to International Trade Laws and Regulations and Environmental and Safety Requirements), and the Target Disclosure Schedule corresponding to this Section sets forth a list of all of such material permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations. No notices have been received by the Target alleging the failure to hold any of the foregoing. All of such permits, licenses, bonds, approvals, accreditations, certificates, registrations and authorizations will be available for use by the Target, as the case may be, immediately after the Closing.

                  iii.         To the knowledge of the Target, there are no
                           proposed or pending laws, statutes, regulations or the like (or changes thereto) which would have a Material Adverse Effect.

                  u.           Environmental and Safety Matters.

                  i.           Except as set forth on the attached Target
                           Disclosure Schedule corresponding to this Section, to the knowledge of the Target:

                           (1)     The Target has complied with and is in
                               compliance with all Environmental and Safety
                               Requirements. The Target has not received any oral or written notice, report or information regarding any actual or alleged violation of Environmental and Safety Requirements or any liabilities or potential liabilities relating to it or its facilities arising under Environmental and Safety Requirements.

                           (2)     Neither this Agreement nor the consummation
                               of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

                           (3)     None of the following exists at any property
                               or facility owned, occupied or operated by the Target or any of its predecessors:

                               (1)  underground storage tanks;

                               (2) asbestos-containing material in any form or condition;

                               (3)  materials or equipment containing
                                    polychlorinated biphenyls; or

                               (4) landfills, surface impoundments or other disposal areas.

                           (4)      The Target has not treated, stored, disposed
                               of, arranged for or permitted the disposal of, transported, handled or Released any substance (including any hazardous substance) or owned, occupied or operated any facility or property (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to any liabilities (including any liability for response costs, corrective action costs, personal injury, natural resource damages, property damage or attorneys fees or any investigative, corrective or remedial obligations) pursuant to CERCLA or any other Environmental and Safety Requirements.

                           (5)      The Target has not, either expressly or by
                               operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

                           (6)      No Environmental Lien has attached to any
                               property owned, leased or operated by the Target.

                  v.           Affiliated Transactions. Except as set forth on
                           the Target Disclosure Schedule corresponding to this Section, no officer, director, shareholder, employee or Affiliate of the Target or, to the Target's knowledge, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Target or has any material interest in any material property used by the Target (including any Intellectual Property Rights).

                  w.           Customers. The Target has not received any notice
                           from any material customer of the Target to the effect that, and the Target has no reason to believe that, such customer will stop, or materially decrease the rate of, buying products or services of the Target (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

                  x.           Real Property.  The Target does not own any real
                           property. The Target Disclosure Schedule corresponding to this Section sets forth a list of all of the leases, subleases and licenses ("Leases") of real property (the "Leased Real Property") in which the Target has a leasehold, subleasehold and licensed interest. The Target holds a valid and existing leasehold, subleasehold or license interest under each of the Leases. With respect to each Lease listed on the attached Target Disclosure Schedule corresponding to this Section, there are no disputes, oral agreements, or forbearance programs in effect as to such Lease and the Target has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease. Except for the Leased Real Property, there is no real property which is leased or otherwise used in the Target's business.

                  y.           Disclosure. Neither this Agreement, any of the
                           exhibits or schedules attached hereto nor any of the written statements, documents, certificates or other items prepared and supplied to the Buyer by or on behalf of the Target with respect to the transactions contemplated hereby, when taken together as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading.

Section 7.             Representations and Warranties of the Buyer and the
                  Transitory Subsidiary. The Buyer and the Transitory Subsidiary represent and warrant to the Target that, subject to the exceptions set forth in any section of the Buyer Disclosure Schedule, the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

                  a.           Organization, Power and Authority. The Buyer is
                           duly organized, validly existing and in good standing under the laws of the State of Delaware. The Transitory Subsidiary is duly organized, validly existing and in good standing under the laws of the State of Illinois. The Buyer and the Transitory Subsidiary possess all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement. The Buyer has all requisite corporate and other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power, authority and governmental approvals would not have a material adverse effect on the Buyer and its Subsidiaries taken as a whole.

                  b.           Authorization; No Breach.  The execution,
                           delivery and performance of this Agreement and all other agreements contemplated hereby to which the Buyer and the Transitory Subsidiary are a party have been duly authorized by both the Buyer and the Transitory Subsidiary. This Agreement and all other agreements contemplated hereby to which the Buyer and the Transitory Subsidiary are a party, when executed and delivered by the Buyer or the Transitory Subsidiary, as the case may be, in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and all other agreements contemplated hereby to which either the Buyer, or the Transitory Subsidiary are a party, the purchase of the Target Shares hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by the Buyer and the Transitory Subsidiary, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the organizational documents of the Buyer and the Transitory Subsidiary, or any law, statute, rule or regulation to which the either party is subject, or any agreement, instrument, order, judgment or decree to which either party is subject. The Buyer Stock to be issued in connection with the Merger is duly authorized and when issued in accordance with this Agreement (and upon receipt of the consideration to be paid for such stock) will be validly issued, fully paid and nonassessable.

                  c.           Capitalization of the Buyer.  The authorized
                           capital stock of the Buyer consists of 25,000,000 shares of the Buyer Stock and 12,500,000 shares of preferred stock, par value $0.01 per share (the "Buyer Preferred Stock"). As of the close of business on June 1, 1999, (a) 10,817,112 shares of the Buyer Stock were issued and outstanding and (b) no shares of the Buyer Preferred Stock were issued and outstanding. As of the close of business on June 1, 1999, 100,000 shares of the Buyer Stock were held in treasury. All of the issued and outstanding shares of the Buyer Stock are duly authorized, validly issued, fully paid and non-assessable.

                  d.           Capitalization of Transitory Subsidiary.  The
                           capital stock of the Transitory Subsidiary consists of 1,000 shares of Common Stock, par value $0.01 per share, of which 100 shares are issued and outstanding. The Transitory Subsidiary has no other class of securities authorized, issued or outstanding. All of the issued and outstanding shares of capital stock of the Transitory Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. The Buyer holds of record and owns beneficially all of the outstanding shares of each class of capital stock of the Transitory Subsidiary. There are no outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Transitory Subsidiary to issue, sell or otherwise cause to become outstanding any additional capital stock of the

                           Transitory Subsidiary. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Transitory Subsidiary.

                  e.           SEC Reports.  The Buyer has heretofore filed with
                           the Securities Exchange Commission true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1997 under the Securities Act and the Exchange Act (as such documents have been amended since the time of their filing, collectively, the "Buyer SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Buyer SEC Documents, including, without limitation, any financial statements and schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations of the Securities Exchange Commission thereunder.

                  f.           Compliance with Laws.  The Buyer and its
                           Subsidiaries have complied with all laws (including Federal and state securities laws), statutes, regulations, rules, ordinances and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, insurance, regulatory, antitrust laws, ERISA and laws relating to Taxes, except to the extent that any such non-compliance would not have a material adverse effect on the Buyer and its Subsidiaries taken as a whole.

                  g.           Financing the Deal. The Buyer has the ability to
                           fully finance the transactions contemplated by this Agreement out of its cash, liquid short-term investments and/or available lines of credit.

                  h.           Litigation. The Buyer has not asserted a right to
                           indemnification against any seller of any business acquired by it in the past three years, and the Buyer has not been involved in any litigation or other proceeding (including any arbitration) with any seller of any business acquired by it in the past three years.

                  i.           Brokerage. There are no claims for brokerage
                           commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Buyer or the Transitory Subsidiary is a party or to which the Buyer or the Transitory Subsidiary is subject, except for compensation to and expenses of EGS Securities, Inc.

Section 8.              Indemnification and Other Agreements.

                  a.        Survival of Covenants and Representations and
                        Warranties. The covenants and representations and warranties of the Buyer and the Target in this Agreement and the schedules and exhibits attached hereto, or in any closing certificate or the like, shall survive the Closing (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) as follows:

                  i.        the covenants of the Buyer and the Target
                        contained in this Agreement shall terminate on the Survival Expiration Date, except that the covenants of the Buyer specified in this Agreement to be performed after the Closing (including pursuant to Sections 1F, 5B, 8 and 11A of this Agreement) shall continue until the expiration of the applicable statute of limitations, plus 60 days;

                  ii.       all representations and warranties of the Buyer
                        (other than those contained in Sections 7E and 7F) and the Target in this Agreement and the schedules and exhibits attached hereto or in any closing certificate or the like delivered by the Buyer or the Target in connection with this Agreement shall terminate on the Survival Expiration Date; and

                  iii.      all representations and warranties of the Buyer
                        contained in Sections 7E and 7F shall survive until the expiration of the applicable statute of limitations;

provided that any representation or warranty in respect of which indemnity may be sought under Section 8B, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 8A if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time as contemplated by this Section 8.

                  b.        General Indemnification.

                  i.        Indemnification by the Target Stockholders.  The
                        Buyer, the Transitory Subsidiary and their respective officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Buyer Parties") shall be held harmless and indemnified as contemplated by this
                        Section 8 by the Target Stockholders against any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses"), which any such Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any breach of any representation or warranty of the Target under this Agreement or any of the schedules or exhibits attached hereto, or in any of the agreements, certificates or other instruments or documents furnished by the Target pursuant to this Agreement;
                           (b) any nonfulfillment or breach of any covenant, agreement or other provision by the Target or the Target Stockholders under this Agreement or any of the schedules and exhibits attached hereto or in any of the agreements, certificates or other instruments or documents furnished by the Target or the Target Stockholders pursuant to this Agreement required to be performed or complied with by the Target or the Target Stockholders; or (c) any claim by any Person (other than the Buyer or the Transitory Subsidiary) with respect to, or arising as a result of, any Target Transaction (other than the Target Transaction that is the subject of this Agreement); or (d) any liability of the Target or the Target Stockholders
                           (x) for any Taxes of the Target with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date (or for any taxable period beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date) to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Latest Balance Sheet (rather than in any notes thereto) and (y) for the unpaid Taxes of any Person (other than the Target) under Treas. Reg.
                           Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. The indemnification rights of the Buyer Parties pursuant to this Agreement shall be limited as specified in Section 8B(ii).

                  ii.          Indemnification Limitations. The rights of the
                           Buyer Parties to indemnification shall be limited as follows:

                  (a) The Buyer Parties shall not be entitled to indemnification from and against any Losses resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Target contained in Section 6 until the Buyer Parties have suffered Losses by reason of all such breaches in excess of a $250,000 aggregate threshold (the "Threshold"), at which point the Buyer Parties shall have the right to be indemnified from and against all such Losses exceeding in the aggregate $175,000 (that is, the Buyer Parties shall bear a one time aggregate deductible of $175,000).

                  (b) The right of the Buyer to seek a distribution out of the Escrow Fund as contemplated by, among other things Section 8B(iii) below, shall constitute the exclusive remedy of the Buyer Parties with respect to any Losses resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Target contained in Section 6 and the covenants of the Target contained in this Agreement.

                  (c) The Buyer Parties agree not to (and shall not be entitled to) bring a claim for indemnification hereunder for any breach or inaccuracy or nonfulfillment of any covenant of the Target hereunder of which the Buyer had actual knowledge of on or before the date of this Agreement. The Target Stockholders Representative shall have the burden of proof with respect to the actual knowledge of the Buyer.

                  iii.         Special Indemnification Rights.  Notwithstanding
                           among other things Section 8B(ii)(c), the Buyer Parties shall be entitled to indemnification hereunder as contemplated by this Section 8 for any breach or inaccuracy of representation and warranty contained in Sections 6B(i), 6D(i) and/or 6L(iii)(c)
                           (x) even if any Buyer Party knew or had reason to know of any such misrepresentation or breach of warranty and (y) as though no exceptions to such representations and warranties were contained in the Target Disclosure Schedule.

                  iv.          Right to Distributions from Escrow Fund. The
                           Buyer (on behalf of any of the Buyer Parties) shall be entitled to receive from the Escrow Fund a distribution equal to each amount for which any Buyer Party is entitled to indemnification pursuant to this
                           Section 8 (which right to indemnification shall be asserted by the Buyer in accordance with Exhibit F).

                  v.           Indemnification by the Buyer. The Buyer shall,
                           with respect to the representations, warranties, covenants and agreements made by the Buyer and the Transitory Subsidiary, indemnify the stockholders of the Target and their successors and permitted assigns (collectively, the "Seller Parties") and hold them harmless against any Losses which the Seller Parties may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any breach of any representation or warranty of the Buyer or the Transitory Subsidiary under this Agreement or any of the schedules or exhibits attached hereto, or in any of the agreements, certificates or other instruments or documents furnished by such Buyer pursuant to this Agreement; (b) any nonfulfillment or breach of any covenant, agreement or other provision by the Buyer or the Transitory Subsidiary under this Agreement or any of the schedules and exhibits attached hereto; or
                           (c) any events or circumstances which arise or occur after the Closing Date.

                  vi.          Nature of Certain Indemnification Obligations.
                           The covenants and agreements made by the stockholders of the Target under this Agreement and the agreements contemplated hereby shall be several obligations of the stockholders of the Target.

                  vii.         Defense of Third Party Claims.  Any Person making
                           a claim for indemnification under this Section 8B (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages and expenses related thereto would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided that, prior to the Indemnitor assuming control of such defense it shall first (a) verify to the Indemnitee in writing that such Indemnitor shall be fully responsible for all liabilities and obligations relating to such claim for indemnification and that it shall provide full indemnification (whether or not otherwise required hereunder) to the Indemnitee with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder and (b) enter into an agreement with the Indemnitee in form and substance reasonably satisfactory to the Indemnitee which agreement unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such action, lawsuit, proceeding, investigation or facts giving rise to such claim for indemnification hereunder; provided further that if the Indemnitor has assumed the defense thereof, the fees and expenses of counsel to the Buyer Parties related thereto and incurred after the Indemnitor undertakes the defense thereof, shall not be deemed to be Losses of the Buyer Parties with respect to such action, lawsuit, proceeding, investigation or other claim; and provided further, that:

                           (1) the Indemnitee shall be entitled to participate
                  in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the

                  Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor);

                           (2) the Indemnitor shall not be entitled to assume
                  control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (B) the Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be materially detrimental to or injure the Indemnitee's reputation or future business prospects; or (C) the claim seeks an injunction or equitable relief against the Indemnitee; (D) the Indemnitee has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee (which conflict is not waivable); or (E) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim or (F) if the claim for indemnification related thereto exceeds or is expected to exceed in the reasonable judgment of the Indemnitee the amount of the Escrow Account less the amount of all other then pending indemnity claims against the Escrow Account (not taking into account whether such amounts are in dispute); and

                           (3) if the Indemnitor shall control the defense of
                  any such claim, the Indemnitor shall obtain the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice, or if such claim relates to Taxes (in which case consent shall not be unreasonably withheld).

                  viii.            Certain Waivers and Consents.  No stockholder
                           of the Target shall be entitled to make any claim for indemnification hereunder against the Target by reason of the fact that such stockholder is or was a shareholder, director, officer, employee or agent of the Target or is or was serving at the request of the Target as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Buyer Parties against such stockholder pursuant to this Agreement and no such stockholder shall have any claims or right to contribution or indemnity from the Target with respect to any amounts paid pursuant to this Section 8B.

Section 9.             Definitions.  For the purposes of this Agreement, the
                  following terms have the meanings set forth below:

                  "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                  "Affiliated Group" means any affiliated group as defined in Code ss.1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which the Target was a member.

                  "Agreement" has the meaning set forth in the Preamble.

                  "BCA" has the meaning set forth in Section 1A.

                  "Buyer" has the meaning set forth in the Preamble.

                  "Buyer Disclosure Schedule" means the schedule entitled "Buyer Disclosure Schedule" heretofore delivered by the Target and initialed by the Parties for identification, which schedule is arranged in sections corresponding to the numbered and lettered subsections contained in Section 7.

                  "Buyer Parties" has the meaning set forth in Section 8B(i).

                  "Buyer Preferred Stock" has the meaning set forth in Section
7E.

                  "Buyer SEC Documents" has the meaning set forth in Section 7C.

                  "Buyer Stock" means shares of common stock, par value $0.01 per share, of the Buyer, together with the associated preferred stock purchase rights, as appropriate.

                  "Ceiling" has the meaning set forth in Section 8B(ii).

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Class A Stock" means the Class A Common Stock, par value $0.01 per share, of the Target.

                  "Class B Stock" means the Class B Common Stock, par value $0.01 per share, of the Target.

                  "Class B Stock" has the meaning set forth in Section 6B(i).

                  "Closing" has the meaning set forth in Section 1B.

                  "Closing Date" has the meaning set forth in Section 1B.

                  "Closing Stock Consideration" means 1,636,363 shares of Buyer Stock, less any reduction pursuant to Section 4F(i).

                  "COBRA" has the meaning set forth in Section 6S(ii).

                  "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                  "Confidential Information" means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that is or was disclosed to, or developed or learned by, any stockholder of the Target and that relates to the business, products, services or research or development of the Target or their respective suppliers, distributors or customers. Confidential Information includes, but is not limited to, the following: internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); identities of, individual requirements of, specific contractual arrangements with, and information about, the Target's suppliers, distributors and customers and their confidential information; trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) and
(v) other Intellectual Property Rights. Confidential Information shall not include information that a stockholder of the Target can demonstrate is publicly known through no wrongful act or breach of any obligation of confidentiality or was rightfully received by such stockholder from a third party without a breach of any obligation of confidentiality by such third party.

                  "Consent" has the meaning set forth in Section 2M.

                  "Defined Benefit Plan" has the meaning set forth in Section
5C.

                  "Dispute Notice" has the meaning set forth in Section
8B(iv)(b).

                  "Dissenting Share" means any Target Share the appraisal of the fair market value of which under the BCA has been properly demanded in accordance with the BCA and with respect to which the right to such an appraisal under such Section has not terminated (whether on account of a vote by the holder thereof in favor of, or a written consent by the holder thereof to, the Merger, a waiver or withdrawal of such demand or otherwise).

                  "Dissenting Stockholder" means the holder of a Dissenting
Share.

                  "Effective Time" has the meaning set forth in Section 1C.

                  "Environmental Lien" shall mean any Lien, whether recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Target arising under any Environmental and Safety Requirements.

                  "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, radiation or radon), each as amended and as now or hereafter in effect.

                  "ERISA" has the meaning set forth in Section 5C.

                  "Escrow Agent" has the meaning set forth in Section 1F.

                  "Escrow Agreement" means an Escrow Agreement substantially in the form of Exhibit E attached hereto.

                  "Escrow Fund" means all assets from time to time held pursuant to the Escrow Agreement.

                  "Escrow Stock Consideration" means a number of shares of Buyer Stock equal to (i) the number of shares of Buyer Stock which comprise the Closing Stock Consideration multiplied by (ii) 0.10, rounded down to the nearest whole number of shares.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means United States generally accepted accounting principles.

                  "Government Approvals" has the meaning set forth in Section
2I.

                  "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

                  "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due),
(iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA; provided that Indebtedness shall not include accrued but unpaid employee compensation or any obligations to reimburse employees for travel and related business expenses.

                  "Indemnitee" has the meaning set forth in Section 8B(vii).

                  "Indemnitor" has the meaning set forth in Section 8B(vii).

                  "Institute" has the meaning set forth in Section 11A.

                  "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer, client and supplier lists and information, costs and pricing structures, manufacturing techniques, accounting and business methods and practices and similar and related Confidential Information and trade secrets), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium); provided that Intellectual Property shall not include any third party off-the-shelf software.

                  "Inventions Agreement" has the meaning set forth in Section 6R(i).

                  "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interests (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

                  "Latest Actuarial Valuation" has the meaning set forth in
Section 6S(vi).

                  "Latest Balance Sheet" has the meaning set forth in Section 6E(ii).

                  "Leases" has the meaning set forth in Section 6X.

                  "Leased Real Property" has the meaning set forth in Section
6X.

                  "Lien" or "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Target, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than to reflect ownership by a third party of property leased to the Target under a lease which is not in the nature of a conditional sale or title retention agreement), or any subordination arrangement in favor of another Person.

                  "Loss" or "Losses" has the meaning set forth in Section 8B(i).

                  "Material Adverse Effect" means a material and adverse change or development in the business, financial condition, operating results, assets, operations, cash flow or net worth of the Target.

                  "Merger" has the meaning set forth in Section 1A.

                  "Merger Consideration" means the Closing Stock Consideration and the Escrow Stock Consideration.

                  "Non-Compete Persons" has the meaning set forth in Section 5A(i).

                  "Other Plans" has the meaning set forth in Section 6S(v).

                  "Party" or "Parties" has the meaning set forth in the Preamble.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Encumbrances" shall mean (i) statutory liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Target and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics', carriers', workers', repairers' and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Target's business; (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property; and (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used in connection with the Target's business.

                  "Person" means an individual, a partnership, a corporation, a limited liability target, an association, a joint stock target, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Plan of Merger" has the meaning set forth in Section 1C.

                  "Plans" has the meaning set forth in Section 6S(vi).

                  "Release" shall have the meaning set forth in CERCLA.

                  "Requisite Stockholder Approval" means the affirmative vote in favor of the Plan of Merger and adoption of this Agreement of the following: (i) the holders of greater than 66.66 percent of the Class A Stock; (ii) the holders of greater than 66.66 percent of the Class B Stock; and (iii) the holders of greater than 66.66 percent of the Class A Stock and the Class B Stock voting together as a single class.

                  "Restrictive Covenants" has the meaning set forth in Section 5A(iii).

                  "Section 338(h)(10) Election" has the meaning set forth in
Section 5B(iii).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller Parties" has the meaning set forth in 8B(v).

                  "Special Target Meeting" has the meaning set forth in Section 4E.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability Target, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability Target, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability Target, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability Target, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability Target, partnership, association or other business entity.

                  "Survival Expiration Date" means the earlier of (i) the one year anniversary of the Closing Date or (ii) the date of issuance of the first independent audit report on the combined company (that is, the Target and the Buyer together) following the consummation of the Merger.

                  "Surviving Corporation" has the meaning set forth in Section
1A.

                  "Target" has the meaning set forth in Section 6S(x).

                  "Target Disclosure Schedule" means the schedule entitled "Target Disclosure Schedule" heretofore delivered by the Target and initialed by the Parties for identification, which schedule is arranged in sections corresponding to the lettered and numbered subsections contained in Section 6.

                  "Target Shares" means any share of Class A Stock and any share of Class B Stock of the Target outstanding immediately prior to the Effective Time.

                  "Target Stockholder" means any Person who or which holds any Target Share immediately prior to the Effective Time.

                  "Target Stockholders Representative" initially means Robert C. Gienko. In the event that Robert C. Gienko ceases to serve as the Target Stockholders Representative for any reason, Mark Pugh, Steve Fagerman and Kenneth Janowski shall then replace such individual in such capacity, who shall serve together in such capacity and while serving together shall act upon the written direction of a majority of such individuals. The Target Stockholders shall promptly elect an individual to serve as Target Stockholders Representative if and after the above succession rules are exhausted. The individual serving as the Target Stockholders Representative shall not be entitled to any remuneration. Upon any change in or succession pursuant to the foregoing, the then acting or successor Target Stockholders Representative shall immediately notify the Buyer of such change or succession (including the name of the individual then serving as the Target Stockholders Representative). The Target Stockholders Representative is authorized to act as contemplated by this Agreement and the exhibits hereto. In acting or refraining from acting (including without limitation in determining whether to dispute any claim or other matter, in determining what further action, if any, to take with respect to a disputed claim or other matter and in determining what actions to take or not take in connection with any arbitration or other dispute), the Target Stockholders Representative shall have complete discretion provided the Target Stockholders Representative acts in good faith. Without limiting the generality of the foregoing, the Target

Stockholders Representative may, in good faith employ accountants, attorneys and other representatives or advisors, and undertake the dispute, defense or settlement of any claim or other matter.

                  "Target Transaction" has the meaning set forth in Section 4K.

                  "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                  "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                  "Third Party Approvals" has the meaning set forth in Section
2H.

                  "Threshold" has the meaning set forth in Section 8B(ii)(x).

                  "Transitory Subsidiary" has the meaning set forth in the Preamble.

Section 10.            Termination.

                  a.               Conditions of Termination.  This Agreement
                           may be terminated at any time prior to the Closing:

                  i.               by the mutual written consent of the Parties;

                  ii.              by the Buyer by written notice to the Target
                           given on or prior to 5:00 p.m. on the seventh business day after the date of this Agreement if the Buyer determines that it is not satisfied with the results of its due diligence with respect to the accounts receivable of the Target and the rights and contingent rights to receive payment for services rendered by the Target.

                  iii.             by the Buyer if there shall be any proposed
                           or pending laws, statutes, regulations or the like (or changes thereto), or if any of such shall have been enacted or otherwise become effective, which would have a Material Adverse Effect;

                  iv.              by the Buyer if there has been a material
                           misrepresentation, material breach of warranty or material breach of a covenant by the Target in the representations and warranties or covenants set forth in this Agreement or the schedules and exhibits attached hereto, which in the case of any breach of covenant has not been cured within ten business days after written notification thereof by the Buyer to the Target;

                  v.               by the Target if there has been a material
                           misrepresentation, material breach of warranty or material breach of covenant by the Buyer or the Transitory Subsidiary in the representations and warranties or covenants set forth in this Agreement or the schedules and exhibits attached hereto, which in the case of any breach of covenant has not been cured within ten days after written notification thereof by the Target to the Buyer; or

                  vi.              by the Buyer or the Seller if the
                           transactions contemplated hereby have not been consummated by June 30, 1999;

provided that the Party electing termination pursuant to clause (vi) of this
Section 10A is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the schedules and exhibits attached hereto and has acted in good faith to consummate the transactions contemplated by this Agreement within the contemplated time periods.

                  b.               Effect of Termination.  In the event of
                           termination of this Agreement as provided above, this Agreement shall forthwith become void and of no further force and effect, except that the covenants and agreements set forth in Sections 10A, 10B, 11A, 11B, 11C, 11E, 11F, 11G, 11I, 11J, 11M, 11N and 11O
                           shall survive such termination indefinitely, and except that nothing in Section 10A or this Section 10B shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by another Party of its obligations under this Agreement.

Section 11.            Miscellaneous.

                  a.               Dispute Resolution.

                  i.               To the extent feasible, the Parties and the
                           Non-Compete Persons desire to resolve any controversies or claims or issues arising out of or relating to this Agreement through discussions and negotiations between each other. Such parties agree to use their reasonable best efforts to attempt to resolve any disputes, controversies, claims or issues arising out of or relating to this Agreement by face-to-face negotiations with each other.

                  ii. In the event that, after good faith discussions, such controversies, claims or issues cannot be resolved solely between such parties, then such parties shall, within 10 days after any of such parties thereto gives notice to the other parties, jointly submit their dispute to nonbinding mediation in the City of Chicago, Illinois. Such nonbinding mediation shall be administered by a reputable mediator mutually agreed upon by such parties.

                  iii.             In the event of any dispute, controversy,
                           claim or issue relating to this Agreement having been submitted to nonbinding mediation and the said dispute, controversy, claim or issue is not resolved following nonbinding mediation, or such longer period as agreed between the parties, then the dispute (other than any dispute relating to any claim arising out of the ownership of Buyer Stock) shall be referred to binding arbitration in the City of Chicago, Illinois. Such arbitration process shall be administered by the American Arbitration Association (the "Institute") in accordance with its then - prevailing rules for arbitration of business disputes (except as otherwise provided by this Agreement), by three independent and impartial arbitrators, one of whom shall be appointed by the Buyer, one of whom shall be appointed by the Target Stockholders Representative (or as appropriate, the respective Non-Compete Person) and one of whom shall be appointed by the Institute (collectively, the "Arbitrator"). Notwithstanding anything to the contrary provided in Section 11 of this Agreement, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1 et. seq. The Arbitrator shall permit and facilitate such discovery as it shall determine appropriate in the circumstances, taking into account the needs of a reputable mediator as mutually agreed by the parties thereto and the desirability of making discovery expeditious and cost effective. The Arbitrator may issue such interim orders in accordance with principles of equity as may be necessary to protect any party from irreparable harm during the pendency of any arbitration, including entry of a preliminary injunction. Any such order shall be without prejudice to the final determination of the controversy. Each party hereby agrees that such arbitration shall be completed and a final arbitration decision rendered within 60 days of the submission of the respective dispute to arbitration, and each of such parties shall take all actions appropriate and necessary to cause such arbitration to be so completed within such 60 day period. The Arbitrator shall not be empowered to award any party any punitive damages in connection therewith, and each party hereby irrevocably waives any right to recover such punitive damages. The determination of the Arbitrator as to a dispute shall be final and binding for all purposes of this Agreement.

                  iv.              Each party to any such mediation or
                           arbitration shall use its best efforts and utmost diligence to safeguard and to protect against disclosure, misuse, espionage, loss and theft and shall keep and maintain in strict confidence and shall not disclose to any third party any information that may be disclosed to it in connection with such mediation or arbitration proceeding, other than to its employees and agents who require access to such information to perform their duties and other than is required or appropriate to disclose pursuant to applicable law (including pursuant to securities laws and any reporting requirements thereunder) or court order or in any mediation or arbitration contemplated by this Agreement; one Arbitrator shall to the extent permitted by the rules and regulations of the Institute and also any mediator shall be likewise bound by this confidentiality provision and neither shall make public its opinion or findings in connection with the relevant proceeding.

                  v.                The fees and expenses of the mediator and/or
                           the Arbitrator shall be equally shared by the parties and each of the parties shall bear its own costs and expenses in connection with process; provided that if the right of a party or parties to indemnification for any particular matter is upheld or sustained in such mediation or arbitration, the other party or parties to such mediation or arbitration shall bear all of the fees and expenses of the mediator or the Arbitrator, all of their own costs and expenses and the reasonable costs and expenses (including reasonable attorneys' fees and expenses) of the party or parties whose claim to indemnity is so upheld or sustained.

                  vi.               The Target Stockholders Representative shall
                           be deemed for purposes of this Section to be a Party and shall represent the Target Stockholders in any proceeding or dispute contemplated by this Section.

                  b.                Fees and Expenses. Each Party shall pay all
                           of its own fees and expenses (including fees and expenses of legal counsel, accountants, investment bankers and other representatives and consultants) in connection with this Agreement and the consummation of the transactions contemplated hereby. The foregoing notwithstanding, the Target shall not pay any fees or expenses in connection with the transactions contemplated by this Agreement (it being understood that any fees or expenses associated with the Target's review, execution or delivery of this Agreement, or the Target's performance of its obligations under this Agreement prior to the Closing, shall be borne by the Buyer). If any legal action or other proceeding relating to this Agreement, the agreements contemplated hereby, the transactions contemplated hereby or thereby or the enforcement of any provision of this Agreement or the agreements contemplated hereby is brought against any Party, the prevailing Party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including attorneys' fees and expenses) from the Party against which such action or proceeding is brought in addition to any other relief to which such prevailing Party may be entitled.

                  c.                Remedies.  The Buyer shall have all rights
                           and remedies set forth in this Agreement and all rights and remedies which the Buyer has been granted at any time under any other agreement or contract executed in connection with the transactions contemplated hereby and, with respect to any additional rights the Buyer may have against the Target and the Target Stockholders, all of the rights which the Buyer would have under applicable law. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

                  d.                Consent to Amendments. This Agreement may be
                           amended, or any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding upon the Target only if set forth in a writing executed by the Target and referring specifically to the provision alleged to have been amended or waived, and any such amendment or waiver shall be binding upon the Buyer only if set forth in a writing executed by the Buyer and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among the Parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

                  e.                Successors and Assigns.

                  i.                This Agreement and all covenants and
                           agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Target prior to the Closing, without the prior written consent of the Buyer; provided that the obligation of the Buyer shall be assigned at Closing to a trust with respect to the Target Bonus Plan.

                  The Buyer may (at any time prior to the Closing), in its sole discretion, assign in whole or in part its rights and obligations pursuant to this Agreement; provided that the Buyer shall remain primarily liable for its obligations under this Agreement following any such assignment. In connection with any such assignment, the Buyer shall cause the prospective assignee to execute and deliver to the Parties a counterpart to this Agreement and an acknowledgment by such Person agreeing to be bound by all terms and provisions hereof as a "Buyer" hereunder. The Buyer may assign this Agreement and its rights and obligations hereunder in connection with a merger or consolidation involving the Buyer or in connection with a sale of stock or assets of the Buyer or other disposition of the Buyer.

                  f.                Severability.  Whenever possible, each
                           provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  g.                Counterparts. This Agreement may be executed
                           simultaneously in counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

                  h.                Descriptive Headings; Interpretation. The
                           headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any schedule or exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation." The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

                  i.                Entire Agreement. This Agreement and the
                           agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

                  j.                No Third-Party Beneficiaries. This Agreement
                           is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.

                  k.                Schedules.  Nothing in any schedule attached
                           hereto shall be adequate to disclose an exception to a representation or warranty made in this Agreement unless such schedule identifies the exception with reasonable particularity. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself.

                  l.                Schedules and Exhibits. All schedules and
                           exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                  m.                Governing Law.  The corporate law of the
                           State of Illinois shall govern all issues and questions concerning the relative rights and obligations of the Target and the holders of its equity securities. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules and exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. In furtherance of the foregoing, the internal law of the State of Illinois shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                  n.                Notices.  All notices, demands or other
                           communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon machine-generated acknowledgment of receipt after transmittal by facsimile or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Buyer and the Target at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  The Target
                  ----------

                  Strategic Reimbursement Services, Inc.
                  3315 W. Algonquin Road
                  Suite 110
                  Rolling Meadows, Illinois  60008
                  Attn: Robert C. Gienko, President
                  Phone:            (847) 259-7373
                  Facsimile:        (847) 259-9869

                  with copies to:
                  (which shall not constitute notice to the Target)

                  Sonnenschein Nath & Rosenthal
                  8000 Sears Tower
                  233 South Wacker Drive
                  Chicago, Illinois 60606
                  Attn: Kenneth G. Kolmin
                  Phone:            (312) 876-3191
                  Facsimile:        (312) 876-7934


                  The Buyer:
                  ----------

                  Sabratek Corporation
                  8111 North St. Louis Avenue
                  Skokie, Illinois  60076
                  Attn:  Chief Financial Officer
                  Phone:            (847) 720-2400
                  Facsimile:        (847) 720-2345

                  with copy to:
                  (which shall not constitute notice to the Buyer)

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attn:  Carter W. Emerson
                  Phone:            (312) 861-2000
                  Facsimile:        (312) 861-2200

                  o.               No Strict Construction. The Parties have
                           participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                                *     *     *      *     *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Merger on the date first written above.

                                        STRATEGIC REIMBURSEMENT SERVICES, INC.


                                        By:  /s/ Robert C. Gienko
                                           -------------------------------------
                                        Its:     President
                                            ------------------------------------


                                        SABRATEK CORPORATION


                                        By:  /s/ Stephen L. Holden
                                           -------------------------------------
                                        Its:     President
                                            ------------------------------------


                                        SBTK I ACQUISITION CORPORATION


                                        By:  /s/ Stephen L. Holden
                                           -------------------------------------
                                        Its:     President
                                            ------------------------------------

                      SIGNATURE PAGE OF TARGET STOCKHOLDERS
                             TO AGREEMENT OF MERGER

         THE UNDERSIGNED HAS RECEIVED AND REVIEWED A COPY OF THE
AGREEMENT OF MERGER AND UNDERSTANDS THE TERMS AND CONDITIONS
THEREOF. DEFINED TERMS USED HEREIN SHALL HAVE THE MEANINGS ASCRIBED THERETO IN THE AGREEMENT OF MERGER.

         EACH OF THE UNDERSIGNED REPRESENTS AND WARRANTS TO THE BUYER THAT (i) THE NUMBER AND TYPE OF TARGET SHARES SET FORTH ON THE TARGET DISCLOSURE SCHEDULE CORRESPONDING TO SECTION 6B OF THE AGREEMENT OF MERGER ACROSS FROM THE NAME OF THE RESPECTIVE UNDESIGNED IS TRUE AND CORRECT IN ALL RESPECTS, (ii) THE TARGET HAS BEEN A VALIDLY ELECTING S CORPORATION WITHIN THE MEANING OF SECTION 1361 AND 1362 OF THE CODE AT ALL TIMES DURING ITS EXISTENCE AND WILL BE AN S CORPORATION UP TO AND INCLUDING THE CLOSING DATE AND (iii) THE UNDERSIGNED HAS AND WILL HAVE FULL AUTHORITY TO SURRENDER THE CERTIFICATE OR CERTIFICATES REPRESENTING HIS TARGET SHARES IN CONNECTION WITH THE MERGER AND HAS GOOD AND MARKETABLE TITLE TO SUCH TARGET SHARES, FREE AND CLEAR OF ANY LIEN, PLEDGE, MORTGAGE, SECURITY INTEREST, CLAIM, LEASE, CHARGE, OPTION, RIGHT OF FIRST REFUSAL, EASEMENT, SERVITUDE, TRANSFER RESTRICTION UNDER ANY SHAREHOLDER OR SIMILAR AGREEMENT, ENCUMBRANCE OR ANY OTHER RESTRICTION OR LIMITATION WHATSOEVER.

         PHILLIP MITCHELL REPRESENTS AND WARRANTS TO THE BUYER THAT HE HAS CONSULTED WITH COUNSEL PRIOR TO SIGNING THIS AGREEMENT.

         EACH OF THE UNDERSIGNED HEREBY AGREES TO BE BOUND BY AND TO PERFORM THE APPLICABLE COVENANTS SET FORTH IN THE AGREEMENT WITH
RESPECT TO THE TARGET STOCKHOLDERS.

         THE UNDERSIGNED AGREES TO VOTE ALL OF HIS, HER OR ITS TARGET SHARES IN FAVOR OF THE APPROVAL AND ADOPTION OF THIS AGREEMENT AND THE PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY OR SHALL ENTER INTO AN EQUIVALENT WRITTEN CONSENT

                      SIGNATURE PAGE OF TARGET STOCKHOLDERS
                       TO AGREEMENT OF MERGER - CONTINUED


         THE SIGNATURE OF THE UNDERSIGNED CONSTITUTES HIS, HER OR ITS ACKNOWLEDGMENT OF AND CONSENT TO THE CREATION OF THE TARGET STOCKHOLDERS REPRESENTATIVE PURSUANT TO THE AGREEMENT OF MERGER AND THE DELEGATION TO THE TARGET STOCKHOLDERS REPRESENTATIVE OF ALL OF THE RIGHTS, POWERS AND RESPONSIBILITIES DELEGATED THERETO IN THE AGREEMENT OF MERGER.

                                            TARGET STOCKHOLDERS:
                                            /s/ Robert C. Gienko
Date: June 29, 1999                         ------------------------------------
     ---------------                        Signature
                                            Printed Name:       Robert C. Gienko

                                            /s/ Mark Pugh
Date: June 29, 1999                         ------------------------------------
     ---------------                        Signature
                                            Printed Name:       Mark Pugh


                                            /s/ Steve Fagerman
Date: June 29, 1999                         ------------------------------------
     ---------------                        Signature
                                            Printed Name:       Steve Fagerman

                                            /s/ Kenneth Janowski
Date: June 29, 1999                         ------------------------------------
     ---------------                        Signature
                                            Printed Name:       Kenneth Janowski

                                            /s/ Phillip Mitchell
Date: June 29, 1999                         ------------------------------------
     ---------------                        Signature
                                            Printed Name:       Phillip Mitchell

         The undersigned hereby agrees to act as the Target Stockholders Representative in accordance with the provisions of the Agreement of Merger and to be bound by and perform the obligations of the Target Stockholders Representative set forth therein.

/s/ Robert C. Gienko
---------------------------
Robert C. Gienko


Date:  June 29, 1999
     ----------------------

                           NON-COMPETE SIGNATURE PAGE
                             TO AGREEMENT OF MERGER

         Each of the undersigned hereby acknowledge that he or she has received, reviewed and understands the non-compete, non-solicitation and other restrictions set forth in Section 5B of the Agreement of Merger, and each of the undersigned hereby agrees to be bound by and to comply with such restrictions and provisions in return for the Merger Consideration and other valuable consideration (the receipt of which is hereby acknowledged).

                                            /s/ Robert C. Gienko
Date: June 29, 1999                         ------------------------------------
     ---------------                        Signature
                                            Printed Name:       Robert C. Gienko


                                            /s/ Mark Pugh
Date: June 29, 1999                         ------------------------------------
     ---------------                        Signature
                                            Printed Name:       Mark Pugh


                                            /s/ Steve Fagerman
Date: June 29, 1999                         ------------------------------------
     ---------------                        Signature
                                            Printed Name:       Steve Fagerman

                                            /s/ Kenneth Janowski
Date: June 29, 1999                         ------------------------------------
     ---------------                        Signature
                                            Printed Name:       Kenneth Janowski